As filed with the Securities and Exchange Commission on December 4, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL MOFY AI LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town
Gaobeidian Township, Chaoyang District, Beijing
People’s Republic of China, 100000
+86-10-64376636
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (800) 221-0102
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yarona L. Yieh, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
212-588-0022

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards** provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

**	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED DECEMBER 4, 2024

GLOBAL MOFY AI LIMITED
Up to 20,135,320 Class A Ordinary Shares

(Including up to 19,801,985 Class A Ordinary Shares Issuable Upon Exercise of Warrants)

This prospectus is related to the resale, from time to time, by the selling shareholders identified in this prospectus (the “Selling Shareholders”), of up to an aggregate of 20,135,320 Class A Ordinary Shares, par value $0.00003 per share (the “Class A Ordinary Shares”), of GLOBAL MOFY AI LIMITED (“GMM”, the “Company”, “we”, “our”, “us”), which include 333,335 Class A Ordinary Shares and 19,801,985 Class A Ordinary Shares issuable upon the exercise of warrants (the “Warrants”) that were issued in a private placement completed on October 31, 2024 (the “Private Placement”) pursuant to certain securities purchase agreement dated October 13, 2024, as amended on October 31, 2024, by and between the Company and the Selling Shareholders (the “Securities Purchase Agreement”), as further described below under “Prospectus Summary – Our Corporate History and Structure – The 2024 Private Placement” on page 7 of this prospectus.

This prospectus also covers any additional ordinary shares that may become issuable upon any adjustment pursuant to the terms of the Warrants issued to the Selling Shareholders by reason of share splits, share dividends, share combinations, recapitalizations and other events described therein.

The Selling Shareholders are identified in the table commencing on page 64 of this prospectus. No Class A Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the selling shareholder. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the selling shareholder. See “Use of Proceeds.” Information regarding the selling shareholder, the amounts of Class A Ordinary Shares that may be sold by it, and the times and manner in which it may offer and sell the Class A Ordinary Shares under this prospectus is provided under the sections titled “Selling Shareholder” and “Plan of Distribution,” respectively, in this prospectus. We do not know when or in what amount the selling shareholder may offer the Class A Ordinary Shares for sale. The selling shareholder may sell any, all, or none of the Class A Ordinary Shares offered by this prospectus.

Our authorized share capital is a dual class structure consisting of Class A Ordinary Shares and class B ordinary shares of a par value of US$0.00003 each (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. The Class B Ordinary Shares would not be convertible into Class A Ordinary Shares or any other equity securities authorized to be issued by the Company.

Our Class A Ordinary Shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “GMM.” On December 2, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $4.60.

We received a written notification from the Nasdaq Stock Market LLC (the “Nasdaq”) on September 25, 2024, notifying us that we are not in compliance with the minimum bid price requirement set forth in the Nasdaq rules for continued listing on the Nasdaq (the “Minimum Bid Price Requirement”). To regain compliance, our Class A Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days by March 24, 2025. In the event the Company does not regain compliance by March 24, 2025, we are eligible for an additional 180 calendar day period to regain compliance with the Minimum Bid Price Requirement. On November 1, 2024, the Company convened its special meeting of shareholders, during which the shareholders of the Company adopted resolutions approving an increase of the Company’s share capital and a share consolidation (the “Reverse Share Split”) in a ratio of one (1)-for-fifteen (15) of the Company’s issued and outstanding Class A Ordinary Shares and class B ordinary shares (the “Class B Ordinary Shares”), as well as the number of authorized Class A Ordinary Shares and Class B Ordinary Shares. As a result, as of the date of this prospectus, there are 2,811,569 Class A Ordinary Shares and 848,203 Class B Ordinary Shares issued and outstanding and the Company’s authorized share capital is US$1,020,000 and is divided into: (a) 30,000,000,000 Class A Ordinary Shares of par value of US$0.00003 each, and (b) 4,000,000,000 Class B Ordinary Shares of par value of US$0.00003 each. The Reverse Share Split was implemented to regain compliance with the Minimum Bid Price Requirement. Our Class A ordinary shares began trading on an adjusted basis, reflecting the Reverse Share Split, on November 26, 2024, under the existing ticker symbol “GMM.” Unless specified otherwise, and except as provided in the financial statements and footnotes thereto, all references in this prospectus to share and per share data have been adjusted, including historical data which has been retroactively adjusted, to give effect to the Reverse Share Split. For more information, see “Risk Factors- Risks related to our Class A Ordinary Shares – The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from the Nasdaq or trading could be suspended.” on page 51 of this prospectus.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

This prospectus is related to the Class A Ordinary Shares of the Cayman Islands holding company. We conduct our business through the PRC subsidiaries. You will not and may never have direct ownership in the operating subsidiaries based in China. After the restructure that dissolved the Variable Interest Entity (“VIE”) structure, GLOBAL MOFY AI LIMITED now controls and receives the economic benefits of the PRC subsidiaries’ business operation, if any, through equity ownership. We do not use a VIE structure.

Unless otherwise stated, as used in this prospectus, the terms “Global Mofy Cayman,” “we,” “us,” “our Company,” and the “Company” refer to GLOBAL MOFY AI LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands; the term the “operating subsidiaries” refers to the following entities organized under the laws of the PRC: Zhejiang Mofy Metaverse Technology Co., Ltd., or Global Mofy Zhejiang WFOE, Global Mofy (Beijing) Technology Co., Ltd., or Global Mofy China, Kashi Mofy Interactive Digital Technology Co., Ltd., or Kashi Mofy, and Shanghai Mo Ying Fei Huan Technology Co., Ltd., or Shanghai Mofy.

Global Mofy Cayman is a Cayman Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries, in particular, Global Mofy China and its subsidiaries, Beijing Mofy, Kashi Mofy, Shanghai Mofy, and Xi’an Mofy. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our Class A Ordinary Shares should be aware that they do not directly hold equity interests in the Chinese operating subsidiaries, but rather are purchasing equity solely in Global Mofy Cayman, our Cayman Islands holding company, which indirectly owns 100% equity interests in the PRC subsidiaries. Our Class A Ordinary Shares offered in this offering are shares of our Cayman Islands holding company instead of shares of our subsidiaries in China. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 24.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 22 of this prospectus and in the documents incorporated by reference into this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

In particular, as substantially all of our operations are conducted through the PRC subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our Class A Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

It is the opinion of our PRC counsel, Jingtian & Gongcheng, that we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 24.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events.

According to the Trial Measures and the Circular, we were subject to and have completed the filing requirements of the CSRC in connection with our initial public offering completed in October 2023.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we were required to file with the CSRC within three business days after the filing of the registration statement of which this prospectus forms a part with the SEC.

Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. In addition, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 24.

It is the opinion of our PRC counsel, Jingtian & Gongcheng, that as of the date of this prospectus, although we are required to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. In other words, although the Company has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 23 and “— Risks Related to Our Class A Ordinary Shares,” beginning on page 51 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our Class A Ordinary Shares.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

As of the date of the prospectus, YCM CPA INC., our current auditor, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection. As of the date of the prospectus, Marcum Asia CPAs LLP, the independent registered public account firm that issued the audit report for the fiscal years ended September 30, 2023 and 2022 included elsewhere in this prospectus,, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.” on page 40.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.”

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Global Mofy Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” “Prospectus Summary — Summary of Risk Factors,” and “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” “Risk Factors — Risks Related to Doing Business in China — We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws,” and “Risk Factors — Risks Related to Doing Business in China — Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Global Mofy Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Global Mofy Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Mofy Metaverse (Beijing) Technology Co., Ltd. (“Global Mofy WFOE” or “WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. It is the opinion of our PRC counsel, Jingtian & Gongcheng, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers have been made between Global Mofy Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” on page 13.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 19 for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated ________, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the U.S. Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for our Class A Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Commonly Used Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Beijing Mofy” refers to Mofy (Beijing) Film Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 60% owned by Global Mofy China;

●	“Century Mofy” refers to Anji Century Mofy Education Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy Zhejiang WFOE;

●	“Class A Ordinary Shares” refers to the Class A Ordinary Shares of the Company, par value US$0.00003 per share;

●	“Class B Ordinary Shares” refers to the Class A Ordinary Shares of the Company, par value US$0.00003 per share;

●	“Gauss Intelligence” refers to Gauss Intelligence (Beijing) Technology Co.. Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy Zhejiang WFOE;

●	“Global Mofy Cayman” refers to GLOBAL MOFY AI LIMITED, an exempted company incorporated under the laws of the Cayman Islands;

ii

●	“Global Mofy HK” refers to Global Mofy HK Limited, a limited liability company organized under the laws of Hong Kong, which is wholly-owned by Global Mofy Cayman;

●	“Global Mofy California” refers to Global Mofy (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the State of California, which is wholly-owned by Global Mofy China;

●	“Global Mofy WFOE” refers to Mofy Metaverse (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy HK;

●	“Global Mofy Zhejiang WFOE” refers to Zhejiang Mofy Metaverse Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy HK;

●	“Global Mofy China” refers to Global Mofy (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of PRC, which is wholly-owned by Global Mofy WFOE;

●	“GMM Discovery” refers to GMM Discovery LLC, a limited liability company organized under the laws of the State of Delaware, which is wholly-owned by Global Mofy Cayman;

●	“Kashi Mofy” refers to Kashi Mofy Interactive Digital Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy China;

●	“Kuyu Intelligent” refers to Kuyu Intelligent Technology (Anji) Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy Zhejiang WFOE;

●	“RMB” refers to the legal currency of China;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Shanghai Mofy” Shanghai Mo Ying Fei Huan Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Global Mofy China;

●	“U.S. dollars,” “$,” “US$,” and “dollars” refer to the legal currency of the United States;

●	“we,” “us,” “our Company,” “the Company,” “our,” “Global Mofy Cayman” refer to GLOBAL MOFY AI LIMITED;

●	“Xi’an Mofy” refers to Xi’an Digital Cloud Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 60% owned by Global Mofy China.

Global Mofy China and its subsidiaries conduct business in the PRC, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that the Selling Shareholders are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report on Form 20-F for the fiscal year ended September 30, 2023 (the “2023 Annual Report”) and other SEC reports.

Overview

We are an AI-Driven technology solutions provider engaged in virtual content production, and digital assets development for the digital content industry. Utilizing our proprietary “Mofy Lab” technology platform which consists of cutting-edge three-dimensional (“3D”) rebuilt technology and artificial intelligence (“AI”) interactive technology, we are able to create 3D high definition virtual version of a wide range of physical world objects such as human, animal and scenes which can be used in different applications. According to the industry datasheet generated by Frost & Sullivan, we are one of the leading digital asset banks in China. As of the date of this report, our digital asset bank has more than 100,000 high precision 3D digital assets. High precision means 4K (4096*2160) resolution of movie precision. With our strong technology platform and industry track record, we attract high-profile customers such as L’Oreal and Pepsi and earn repeat business. Additionally, we have developed the Gausspeed platform, an innovative generative AI solution NIVIDIA Omniverse and NVIDIA RTX GPUs to further enhance our capabilities in creating high-quality digital content. We primarily operate in two lines of business (i) virtual technology service and (ii) digital asset development and others. We had another business line of digital marketing during the fiscal years ended September 30, 2022 and 2021. However, we did not have revenue from this line of business in the six months ended March 31, 2024 and the fiscal year ended September 30, 2023 and we plan to cease this line of business in the future.

Virtual Technology Service

We provide comprehensive technology solution to assist customers in virtual content production, which can be used in a variety of settings such as movies, television series, animations, advertising and gaming, etc. Leveraging our proprietary “Mofy Lab” technology platform and developing AI technologies, we produce high-quality virtual content quickly and cost-effectively to meet highly differentiated customers’ needs. The virtual content production contracts are primarily on a fixed price basis, payable on a milestone basis, which require us to perform services for visual effect design, content development, production and integration based on customers’ specific needs.

Digital Asset Development

Through our virtual content production business and opportunistic acquisition of certain digital assets, we have built a robust digital asset bank with more than 100,000 3D digital assets. We grant specific use right of these digital assets to customers who use them based on their specific needs across different applications such as movies, TV series, AR/VR, animation, advertising and gaming. Additionally, leveraging our robust digital asset bank, we have started further in-depth development of AI-based 3D model and video generative tool to further enhance our operation efficiency and profitability. Our digital assets, which build up our digital asset bank, mainly consist of high precision 3D renders of scenes, characters, objects and, items that can be licensed for use in virtual environment.

Depending on customers’ needs, these digital assets can be quickly deployed and integrated with minimal customization, thus reducing project costs and expediate completion time. With the rapid development of digital content industry, we believe digital assets will become increasingly valuable and have abundant use cases. We plan to continue to actively expand our digital asset bank and develop more digital asset products that we believe have more uses to serve this rapidly growing market.

Global Mofy China has its own technology platform, called “Mofy Lab”. Mofy Lab contains self-developed and optimized technologies, including 3D rebuilt technology and AI interactive technology, which can: (i) create 3D high-definition virtual version of real world objects, or the digital assets; and (ii) provide a one-stop, low barrier, low-cost solution to assist digital content industry companies in creating high quality virtual contents.

For the six months ended March 31, 2024, our revenues were $20.0 million, of which approximately 45% and 55% were generated from our two lines of business, virtual technology service and digital assets development and others, respectively. For the six months ended March 31, 2023, our revenues were $12.8 million of which approximately 62% and 38% were generated from our two lines of business, virtual technology service and digital assets development and others, respectively.

We position ourselves as a comprehensive technology solutions provider that act as a building block for the development of the digital content industry. Our goal is to become a leading digital asset provider to empower companies in the digital content value chain with high quality and cost-effective solutions and products. Our experienced management team has utilized the opportunities from this emerging market to achieve the long-term development and growth of Global Mofy China through our growth strategies.

Competitive Advantages

We are committed to provide our customers with quality technology service and to become the largest 3D digital asset provider in China. We believe that we have a number of competitive advantages that will enable us to maintain and further improve our market position in the industry. Our competitive advantages include:

●	We own proprietary “Mofy Lab” technology platform. Our technology platform consists of 3D rebuilt technology and AI interactive technology which enable us to precisely convert almost all physical world objects into high definition 3D digital assets. With this technology platform, we are able to create high-quality virtual contents and digital assets quickly and cost-effectively to meet highly differentiated needs of our customers.

●	We are an established player in the metaverse industry. We are one of the early entrants in the metaverse industry in China. Through our virtual content production business and opportunistic acquisition of certain digital assets, we are able to build a robust digital asset bank with more than 100,000 3D digital assets. These digital assets can be quickly deployed and integrated by our customers with minimal customization, thus reducing project costs and expedite completion time.

●	Our staff and management are experienced and diversified in operations and managements. Our key team members have more than 10 years of experience in their respective fields. The founder, Haogang Yang, is a seasoned entrepreneur with extensive experience in business management and operation. He realized the value of digital assets in the field of virtual contents as early as in early 2019 and firmly led Global Mofy China to reserve digital assets, which has brought Global Mofy China to occupy the dominant position. In addition, Global Mofy China features with a diverse senior management team. Ms. Wenjun Jiang, the Chief Technology Officer of the Company, has more than 15 years’ experience in virtual technology. Global Mofy China’s principal operation is intelligence intensive. Since inception, Global Mofy China has pooled a large number of managerial talents in the industry forming a professional and stable operation and management team.

Our Growth Strategy

We position ourselves as a comprehensive technology solutions provider that act as a building block for the development of the metaverse industry. Our goal is to become a leading digital asset provider to empower companies in the metaverse value chain with high quality and cost-effective solutions and products. We plan to implement the following growth strategies to achieve our goal:

●	We will continue to focus on the research and development of our technologies. Global Mofy China has been focusing on research and development since its inception and there were approximately 17 employees engaging in research and development as of the date of this prospectus. Global Mofy China is a national certified high-tech enterprise by both the Beijing Municipal Science & Technology Commission and the Administrative Commission of Zhongguancun Science Park for its cutting-edge 3D rebuilt and AI interactive technologies. As our company continues to grow in size and the rapid development of technologies in the metaverse industry, Global Mofy China is placing an increasing emphasis on research and development. In addition to continuously optimizing our technology, we, through our PRC subsidiaries, will accelerate the development of digital assets, with the expectation to convert at least 10,000 assets a year to expand our competitive advantage.

●	We aim to maintain and further develop business relationships with our customers and potential players in the metaverse industry. We have developed years of relationships with both upstream and downstream entities of the industry. Our founding team has built solid connections with Tencent, Alibaba, and other first-line leading metaverse platforms in China. We have also developed business relationships with Youku, Perfect World, Wimi Hologram, and other content companies across many varied segments of the industry.

●	We plan to cooperate with or acquire similar digital assets providers to expand our digital assets content in order to implement our business strategy. Besides Global Mofy China, there are currently handful independent high-definition 3D digital asset providers worldwide. However, they achieve merely average performance due to outdated operating concepts. Within 12 to 24 months of listing on Nasdaq, Global Mofy China plans to develop strategic partnership, or to eventually acquire similar digital assets providers to further expand our digital assets reserve.

Our Corporate History and Structure

GLOBAL MOFY AI LIMITED, or Global Mofy Cayman, is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Global Mofy Cayman conducts its operations in China through Global Mofy China and its PRC subsidiaries. After the restructure that dissolved the VIE structure, Global Mofy Cayman now controls and receives the economic benefits of the PRC subsidiaries’ business operation, if any, through equity ownership. We do not use a VIE structure.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more detail on our corporate history, please refer to “Business — Corporate History and Structure” beginning on page 3 of this prospectus.

Global Mofy Cayman is a Cayman Islands exempted company incorporated on September 29, 2021. As a holding company with no significant assets or operation, it conducts business in China through Global Mofy China and its subsidiaries.

GMM Discovery was incorporated on May 22, 2024, under the laws of the State of Delaware. GMM Discovery is a wholly owned subsidiary of Global Mofy Cayman and is currently not engaging in any active business.

Global Mofy HK was incorporated on October 21, 2021, under the laws of Hong Kong SAR. Global Mofy HK is the wholly-owned subsidiary of Global Mofy Cayman and is currently not engaging in any active business and merely acting as a holding company.

Global Mofy WFOE was incorporated on December 9, 2021, under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Global Mofy HK and a wholly foreign-owned entity under the PRC laws. It is currently not engaging in any active business.

Global Mofy Zhejiang WFOE was incorporated on April 3, 2023, under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Global Mofy HK and a wholly foreign-owned entity under the PRC laws. It is one of the operating subsidiaries and is engaged in technology development, technical services, and software development.

Gauss Intelligence was incorporated on February 28, 2024, under the laws of the PRC. Gauss Intelligence is a wholly owned subsidiary of Global Mofy Zhejiang WFOE. It is currently not engaging in any active business.

Global Mofy China was incorporated on November 22, 2017, under the laws of the People’s Republic of China. It is one of the operating subsidiaries and is engaged in technology development, technical services, design and produce advertisement, and film screening.

Century Mofy was incorporated on March 5, 2024, under the laws of the PRC. Century Mofy is a wholly owned subsidiary of Global Mofy Zhejiang WFOE. It is currently not engaging in any active business.

Kuyu Intelligent was incorporated on September 3, 2024, under the laws of the PRC. Kuyu Intelligent is a wholly owned subsidiary of Global Mofy Zhejiang WFOE. It is currently not engaging in any active business.

Shanghai Mofy was incorporated on May 11, 2020, under the laws of the PRC. Shanghai Mofy is a wholly owned subsidiary of Global Mofy China. It is one of the operating subsidiaries.

Kashi Mofy was incorporated on July 31, 2019, under the laws of the PRC. Kashi Mofy is a wholly owned subsidiary of Global Mofy China. It is one of the operating subsidiaries.

Xi’an Mofy was incorporated on June 8, 2018, under the laws of the PRC. Xi’an Mofy is a majority owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

Beijing Mofy was incorporated on February 7, 2018, under the laws of the PRC. Beijing Mofy is a majority owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

Global Mofy California was incorporated on December 14, 2023, under the laws of the State of California. Global Mofy California is a wholly owned subsidiary of Global Mofy China. It is currently not engaging in any active business.

The Restructure

On January 5, 2022, Global Mofy WFOE entered into a series of VIE agreements (the “VIE Agreements”) with Global Mofy China and all the shareholders of Global Mofy China, which established the VIE structure. As a result of the VIE Agreements, Global Mofy WFOE was regarded as the primary beneficiary of Global Mofy China, and we treated Global Mofy China and its subsidiaries as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of Global Mofy China and its subsidiaries in our consolidated financial statements in accordance with the U.S. GAAP.

On June 28, 2022, Global Mofy WFOE entered into equity transfer agreements with each shareholder of Global Mofy China to purchase all the equity interest in Global Mofy China. On July 8, 2022, Global Mofy WFOE, Global Mofy China and shareholders of Global Mofy China signed a termination agreement of the VIE Agreements. The VIE structure was dissolved. The restructure was completed on July 8, 2022. As a result, Global Mofy China became a wholly owned subsidiary of Global Mofy WFOE. Global Mofy China was a foreign-invested joint venture at the time of the acquisition of its 100% equity interests by Global Mofy WFOE.

With respect to the application of the M&A Rules, we acquired the domestic operating entities through a “two-step slow-walk” method, so the approval process of the Ministry of Commerce is not applicable. The acquisition was broken into two steps: 1) adding a non-PRC shareholder so that the domestic operating entity will be categorized as a Sino-foreign joint venture (an entity with mixed capital between one or more foreign and Chinese shareholders); 2) Global Mofy WFOE to complete the equity acquisition of Global Mofy China from both the Chinese and foreign shareholders so that it would become a foreign-owned enterprise. Our PRC counsel, Jingtian & Gongcheng, has completed substantial amount of research and study of the regulation and precedents and found that this approach has been widely used in the past. In addition, it has never been penalized or challenged with respect to the legality of this matter. While our PRC counsel, Jingtian & Gongcheng, believes that it is permitted to structure the acquisition in this manner and the acquisition, in fact, has been completed without any challenge by any regulator, there is uncertainty with respect to the interpretation of the current regulation as it is still evolving. In the event that this approach is deemed invalid or illegal and it is applied retroactively, Global Mofy WFOE’s acquisition of Global Mofy China could be deemed invalid and we will not be able to consolidate the financial statements of Global Mofy China. We have added a risk factor to disclose such risk on page 42 under “Risk Factors — Risks Related to Doing Business in China — We circumvent the application of M&A rules by taking a “two-step slow-walk” method. In the event that this approach is deemed invalid or illegal and it is applied retroactively, Global Mofy WFOE’s acquisition of Global Mofy China could be deemed invalid and we will not be able to consolidate the financial statements of Global Mofy China.”

Global Mofy China previously planned to provide radio and television program production and film projection services and obtained a related business license in order to do so. According to the Foreign Investment Law and the Special Administrative Measures for Access of Foreign Investment (Negative List), foreign investment ratio in entities for the provision of such radio and television program production and film projection services shall not exceed 50% and consequently it was agreed that the VIE agreements be entered so that Global Mofy China would not run afoul of such laws. However, those services were not operated by Global Mofy China and the reason to use the VIE structure was no longer relevant. Global Mofy China excluded the radio and television program production and film projection services as its business scope in June 2022 and the related business license was canceled in June 2022. Global Mofy China is then able to be held by Global Mofy WFOE directly. Currently, the Chinese securities laws does not differentiate a VIE structure and an equity holding structure when it comes to overseas listing. However, we concern about the risk of future changes in the Chinese securities laws that may disallow the VIE structure, and decided that it would be in the best interest of our shareholders to dissolve the VIE structure and assume a direct parent-subsidiary holding structure between Global Mofy WFOE and Global Mofy China.

One of our beneficial owners, Zhenquan Ren, who is a PRC resident, has not and will not completed the Circular 37 Registration. Mr. Ren owns 970,701 shares, through Mofy Yi Limited, a BVI company, which is 3.74% of the Company’s issued and outstanding shares. We will ask our prospective shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, not each of our shareholders, who are PRC residents will, in the future, complete the registration process as required by Circular 37. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the PRC resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the PRC resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. Please see “Risk Factors — Risks Related to Doing Business in China — One of our shareholders has not and will not completed the Circular 37 Registration. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration” on page 35 of this prospectus.

The Forward Share Split and Share Surrender

On September 16, 2022, we amended our Memorandum and Articles of Association and effected a 1-to-5 share split (“Forward Share Split”) of our ordinary shares. We had 5,130,631 ordinary shares issued and outstanding immediately prior to the Forward Share Split. After the Forward Share Split, there were 25,653,155 ordinary shares issued and outstanding. All shareholders then subsequently surrendered in an aggregative of 1,653,155 ordinary shares on a pro-rata basis, which were cancelled by the Company.

On November 15, 2022, all existing shareholders surrendered in an aggregative of 381,963 ordinary shares on a pro-rata basis, which were cancelled by the Company. On the same date, the Company, together with Mr. Haogang Yang, our founder and CEO, certain BVI founder entities and all its subsidiaries in Hong Kong and mainland China, entered into a share purchase agreement with certain investor, pursuant to which the Company issued 381,963 ordinary shares to such investor, for an aggregate issue price of USD1,500,000.

The Pre-IPO Investment

On February 10, 2023, the Company entered into a share purchase agreement with three investors, pursuant to which we issued a total of 1,926,155 ordinary shares, par value US$0.000002, of the Company to the investors for an aggregate issue price of $9.4 million (RMB65,000,000). As of March 31, 2023, we have received the $9.4 million from these investors.

The IPO

On October 12, 2023, the Company completed its initial public offering of 1,200,000 ordinary shares at a price of $5.00 per share. On November 6, 2023, the underwriter for the initial public offering exercised its over-allotment option in part to purchase 40,000 ordinary shares at a price of $5.00. The total gross proceeds received from the initial public offering, including proceeds from the exercise of the over-allotment option, was US$6.2 million.

The 2023 Registered Offering

On January 3, 2024 , the Company issued a total of 1,379,313 ordinary shares and warrants for the purchase of up to 2,068,970 ordinary shares at an exercise price of $8.00 per share pursuant to certain securities purchase agreements dated December 29, 2023 with certain institutional investors. The purchase price per one share and accompany warrant is $7.25. The Company received gross proceeds in the amount of $10 million.

On March 1, 2024, the Company entered into warrant exchange agreements with each of the investors, pursuant to which the Investors conveyed, assigned, transferred, and surrendered the initial warrants in exchange for new warrants. The initial warrants were automatically deemed cancelled by the Company upon the time of issuance of the new warrants. The new warrants have the same terms and conditions as the initial warrants except that the new warrants allow each Investor to, after 6 months from the original issuance date of the Initial Warrants, alternatively exchange all or any portion of the new warrants into such aggregate number of ordinary shares equal to the product of (x) 0.4 and (y) such aggregate number of ordinary shares underlying such portion of the new warrants to be exercised (the “Alternative Cashless Exercise”). The exchange of the initial warrants for the new warrants was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

On July 5 and July 10, 2024, the Company issued a total of 827,589 ordinary shares upon delivery of notices from the investors exercising the new warrants in full through Alternative Cashless Exercise. As a result, all of the new warrants have been retired.

The Dual Class Structure

On August 15, 2024, the Company convened its annual general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all of the issued and outstanding ordinary shares of US$0.000002 par value each in the capital of the Company were designated into class A Ordinary Shares of US$0.000002 par value each, each having one (1) vote per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis, (ii) 3,000,000,000 authorized but unissued Ordinary Shares were designated into 3,000,000,000 Class B Ordinary Shares of US$0.000002 par value each, each having 20 votes per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining authorized but unissued ordinary shares were designated into Class A Ordinary Shares on a one for one basis. Concurrently, the shareholders approved for the Company to repurchase 10,913,894 and 1,809,142 Class A Ordinary Shares registered in the names of James Yang Mofy Limited and New JOLENE&R L.P., respectively, at an amount equal to the aggregate par value of US$26 (the “Repurchase Price”) and the Repurchase Price out of the proceeds from a fresh issue of 10,913,894 and 1,809,142 Class B Ordinary Shares to James Yang Mofy Limited and New JOLENE&R L.P., respectively. Mr. Haogang Yang, the Chief Executive Officer and Chairman of the Company, is the sole shareholder and director of James Yang Mofy Limited and holds 75% interest and has voting and dispositive control of New JOLENE&R L.P.

The 2024 Equity Incentive Plans

On August 21, 2024 and on October 7, 2024, the Board of Directors of the Company approved and adopted two equity incentive plans, which collectively authorized 7,800,000 Class A Ordinary Shares to be issued to the directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. In September 2024 and October 2024, the Company issued a total of 7,800,000 Class A Ordinary Shares to several consultants of the Company.

The 2024 Private Placement

On October 31, 2024, the Company sold and issued (i) 5,000,000 Class A Ordinary Shares, (ii) Warrants to purchase up to 10,000,000 Class A Ordinary Shares at an initial exercise price of $3.00 per Class A Ordinary Share, subject to adjustment, pursuant to the Securities Purchase Agreement dated October 13, 2024, as amended on October 31, 2024 by and between the Company and the Selling Shareholders. The purchase price of each Class A Ordinary Share and two Warrants is $0.50. The Company received gross proceeds in the amount of $2,500,000 (assuming the Warrants are not exercised). The Company intends to use the proceeds to provide financing for its generative AI platform, general research and development, administrative expenses, talent acquisition, and working capital needs.

The Warrants

Pursuant to the Securities Purchase Agreement, as amended pursuant to the Amendment Agreement dated October 31, 2024, by and among the Company and the Purchasers, on the fourteenth (14th) calendar days after the closing of the Private Placement, the exercise price of the Warrants shall be reset to 20% of Nasdaq Minimum Price of the Company’s Class A Ordinary Share determined on the date of the Securities Purchase Agreement (the “Reset”). In addition, upon the Reset of the exercise price, the number of Class A Ordinary Share underlying the Warrants (the “Warrant Shares”) issuable immediately prior to such Reset shall be adjusted to the number of Class A Ordinary Share determined by multiplying the initial exercise price by the number of Warrant Shares acquirable upon exercise of the Warrants immediately prior to such Reset and dividing the product thereof by the exercise price resulting from such Reset.

The exercise price of the Warrants is subject to further adjustment including share dividends, share splits, share combination, subsequent rights offering, pro rata distributions, and certain fundamental transaction. If at any time on or after the issuance of the Warrants, there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Class A ordinary shares (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest weighted average price of the Class A ordinary shares during the period commencing on the trading day immediately following the applicable Share Combination Event Date and ending on the fifth (5th) trading day immediately following the applicable Share Combination Event Date (such period the “Share Combination Adjustment Period” and such price the “Event Market Price”), is less than the exercise price then in effect (after giving effect to the adjustment of the share splits share combination by multiplying a fraction of which the numerator shall be the number of Class A ordinary shares outstanding immediately before such event and of which the denominator shall be the number of Class A ordinary shares outstanding immediately after such event), then, at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such 5th trading day shall be reduced (but in no event increased) to the Event Market Price and the number of Warrant Shares issuable upon exercise of the Warrants shall be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price for the Warrant Shares prior to such adjustment.

As a result of the Reset and after giving effect to the effectiveness of the Reverse Share Split discussed in the section “The Reverse Share Split” below, the exercise price of the Warrants was adjusted to $1.515 per share and the number of Warrant Shares was adjusted to 19,801,985.

The Warrants are exercisable upon issuance and will expire five years from their initial date of exercise. The Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for the resale of the Warrant Shares. In addition, if at any time after the three months’ anniversary of the date of issuance, the holder of the Warrant may alternatively exchange all, or any part, of the Warrants into such aggregate number of Class A ordinary shares equal to the product of (x) 0.8 and (y) such aggregate number of Class A ordinary shares underlying such portion of the Warrants to be exercised.

Registration Rights

The Company has also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) to file with the U.S. Securities and Exchange Commission a registration statement covering the resale of all of the Shares and the Class A Ordinary Shares issuable upon exercise of the Warrants under the Registration Rights Agreement.

The Company issued the Class A Ordinary Shares and Warrants and the Private Placement closed on October 31, 2024. The Class A Ordinary Shares and Warrants were issued in reliance on Regulation S promulgated under the Securities Act, and the Purchasers represented that they were not residents of the United States or “U.S. persons” as defined in Rule 902(k) of Regulation S and were not acquiring the Class A Ordinary Shares or Warrants for the account or benefit of any U.S. person.

The Reverse Share Split

We received a written notification from Nasdaq on September 25, 2024, notifying us that we are not in compliance with the Minimum Bid Price Requirement. To regain compliance, our Class A Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days by March 24, 2025. In the event the Company does not regain compliance by March 24, 2025, we are eligible for an additional 180 calendar day period to regain compliance with the Minimum Bid Price Requirement. On November 1, 2024, the Company convened its special meeting of shareholders, during which the shareholders of the Company adopted resolutions approving an increase of the Company’s share capital and the Reverse Share Split in a ratio of one (1)-for-fifteen (15) of the Company’s issued and outstanding Class A Ordinary Shares and class B ordinary shares (the “Class B Ordinary Shares”), as well as the number of authorized Class A Ordinary Shares and Class B Ordinary Shares. As a result, as of the date of this prospectus, there are 2,811,569 Class A Ordinary Shares and 848,203 Class B Ordinary Shares issued and outstanding and the Company’s authorized share capital is US$1,020,000 and is divided into: (a) 30,000,000,000 Class A Ordinary Shares of par value of US$0.00003 each, and (b) 4,000,000,000 Class B Ordinary Shares of par value of US$0.00003 each. The Reverse Share Split was to regain compliance with the Minimum Bid Price Requirement. Global Mofy’s Class A ordinary shares began trading on an adjusted basis, reflecting the Reverse Share Split, on November 26, 2024, under the existing ticker symbol “GMM.”

The numbers of shares disclosed in this “Our Corporate History and Structure” section prior to this subsection “The Reverse Share Split” were not adjusted to reflect the Reverse Share Split. Unless otherwise indicated, all information elsewhere in this prospectus reflects the Reverse Share Split.

Recent Business Developments

In January 2024, the Company established Global Mofy California under the laws of the State of California, to develop and expand overseas business. Global Mofy California currently has no operations.

In March 2024, the Company established Gauss Intelligence under the laws of China. Gauss Intelligence currently has no operations and plans to focus on the monetization of artificial intelligence generated content (AIGC), AI-generated 3D digital assets and synthetic video content creation.

In May 2024, the Company established GMM Discovery under the laws of the State of Delaware, to serve a diverse client base and explore new market opportunities.  GMM Discovery currently has no operations.

In April 2024, the Company announced Gausspeed – a generative artificial intelligence (AIGC) platform designed for film production, video generation, and other content creation within the digital entertainment sector. Developed over two years, Gausspeed was designed from the outset to deeply integrate the NVIDIA Omniverse Cloud API, providing creators with a highly collaborative creative space. This integration significantly enhances cooperation and innovation within the creative ecosystem. The platform leverages the NVIDIA Omniverse and NVIDIA RTX GPU technologies, simplifying complex workflows, enhancing production efficiency, and bolstering collaboration within the entertainment industry. With advanced scene generation capabilities, Gausspeed enables directors and creators to preview prototype designs early in the project, allowing for precise planning and adjustments to ensure that every scene and shot aligns perfectly with the creator’s vision. This promotes creative freedom and reduces production complexity.

In March 2024, the Company established Century Mofy under the laws of China. Century Mofy currently has no operations and plans.

In July 2024, the Company announced the establishment of Century Mofy Vocational Education Institute. Located in Zhejiang, China, the Institute is dedicated to developing and supplying specialized talent in Artificial Intelligence Generated Content (“AIGC”) technology development and digital content creation, including a wide range of digital content such as images, videos, text, music, and more. AIGC leverages AI algorithms and machine learning models to generate content autonomously or assist human creators, making it a powerful tool in various industries, including entertainment, marketing, and media.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Class A Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 22 of this prospectus.

Risks Related to Our Corporate Structure

Risks related to our corporate structure, beginning on page 22 of this prospectus, include but are not limited to the following:

●	“We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.” See page 22.

Risks Related to Doing Business in China

Risks related to doing business in China, beginning on page 23 of this prospectus, include but are not limited to the following:

●	“Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.” See page 23.

●	“The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” See page 24.

●	“Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.” See page 26.

●	“There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” See page 26.

●	“PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.” See page 26.

●	“PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.” See page 28.

●	“Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.” See page 28.

●	“We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.” See page 36.

●	“Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.” See page 41.

●	“The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.” See page 40.

●	“The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” See page 42.

●	“You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.” See page 38.

●	“To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.” See page 33.

Risks Related to Our Business and Industry

Risks related to our business and industry, beginning on page 43 of this prospectus, include but are not limited to the following:

●	“We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance.” See page 43.

●	“We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations.” See page 43.

●	“Our efforts and investments in technology development may not always produce the expected results.” See page 44.

●	“Our business is dependent on certain major customers and suppliers and changes or difficulties in our relationships with them may harm our business and financial results.” See page 44.

●	“We are expanding fast. If we are unable to recruit, train and retain talents, our business may be materially and adversely affected.” See page 45.

●	“We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted.” See page 46.

●	“Our business is highly dependent on our brand strength and reputation, and if we fail to maintain and enhance our brand and reputation, consumer recognition of and trust in our services could be materially and adversely affected.” See page 46.

●	“We may fail to protect our intellectual properties.” See page 47.

Risks Related to Our Class A Ordinary Shares

Risks related to our Class A Ordinary Shares, beginning on page 51 of this prospectus, include but are not limited to the following:

●	“The dual class structure of our Class A Ordinary Shares and Class B Ordinary Shares has the effect of concentrating voting control with our CEO and Chairman of the Board and his affiliates.” See page 51.

●	“The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.” See page 51.

●	“The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended.” See page 51.

●	“In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules” See page 52.

●	“The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.” See page 53.

●	“The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.” See page 53.

●	“We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.” See page 54.

Implication of Holding Foreign Companies Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

As of the date of the prospectus, YCM CPA INC., our current auditor, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection. As of the date of the prospectus, Marcum Asia CPAs LLP, the independent registered public account firm that issued the audit report for the fiscal years ended September 30, 2023 and 2022 included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Marcum Asia CPAs LLP’s compliance with applicable professional standards. Marcum Asia CPAs LLP is headquartered in Manhattan, New York with no branches or offices outside the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. Therefore, we believe that, as of the date of this prospectus, neither Marcum Asia CPAs LLP, our previous auditor, nor YCM CPA INC., our current auditor, is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.” on page 40.

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Global Mofy Cayman will need to fund its activities by self-financing in the absence of dividends from the PRC subsidiaries.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Global Mofy Cayman’s ability to pay dividends to its shareholders. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” “Risk Factors — Risks Related to Doing Business in China — We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and “Risk Factors — Risks Related to Doing Business in China — Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Global Mofy Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Global Mofy Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. It is the opinion of our PRC counsel, Jingtian & Gongcheng, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to US investors. The Company’s business is primarily conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

As of the date of this prospectus, the Company or its subsidiaries have made no transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries.

As of the date of this prospectus, no dividends, distributions or transfers has been made between Global Mofy Cayman and any of its subsidiaries. For the foreseeable future, the funds raised through our initial public offering will be used by the Chinese operating subsidiaries for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries.

Regulatory Permissions

Our subsidiaries have obtained material permissions and approvals required for our operations in compliance with the relevant laws and regulations in the PRC. As of the date of this prospectus, the only permission required for operations are the business licenses of the PRC subsidiaries. The business license in PRC is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Approval	Recipient	Issuing body	Issuing Date	Terms of Operation	Regions	The Scope of Conduct Allowed
Business License	Global Mofy WFOE	Beijing Chaoyang District Market Supervision and Administration	April 13, 2022	December 9, 2021 to December 8, 2051	Beijing City	Technology development; technology consultation; technology service; design; production; agency; advertising (excluding publishing and distribution); software development.
Business License	Global Mofy China	Beijing Chaoyang District Market Supervision and Administration	July 8, 2022	November 22, 2017 to June 22, 2032	Beijing City	Technology services, technology development, technology consultancy, technology exchange, technology transfer, technology promotion; advertising design and agency; advertising; video and video production services (excluding publishing and distribution); copyright agency; graphic design; professional design services.
Business License	Shanghai Mofy	Shanghai Pudong New Area Market Supervision and Administration	June 14, 2022	Unlimited	Shanghai City	Technology services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; organization of cultural and artistic exchange activities; information consulting services (excluding licensing information consulting services); software development; conference and exhibition services; business management consulting; corporate image planning; advertising design, agency.
Business License	Kashi Mofy	Kashgar Regional Market Supervision and Administration	April 28, 2022	Unlimited	Xinjiang Uygur Autonomous Region	Technology services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; graphic design; professional design services; organization of cultural and artistic exchange activities; social and economic consulting services; software development; research and development of Internet of things technology; Internet of things technology services; consulting and planning services; digital content production services (excluding publishing and distribution); camera and video production services; conference and exhibition services; business management Consulting; information consulting services (excluding licensing information consulting services); corporate image planning; marketing planning; advertising design, agency.

Approval	Recipient	Issuing body	Issuing Date	Terms of Operation	Regions	The Scope of Conduct Allowed
Business License	Xi’an Mofy	Xi’an Market Supervision and Administration	July 4, 2022	Unlimited	Shanxi Province	3D scanning technology research and development; copyright agent; intellectual property agency, consulting; Internet information services; website design, construction; software development and sales and technology promotion; computer software and hardware technology consulting, technical services; economic information consulting; marketing planning; advertising design, agency (excluding medical, pharmaceutical, medical device, health food advertising); corporate image planning; business management consulting; import and export operation of goods and technology (except for goods and technology that are restricted, prohibited and subject to approval by the state).
Business License	Beijing Mofy	Beijing Chaoyang District Market Supervision and Administration	January 27, 2022	February 7, 2018 to February 6, 2038	Beijing City	Technology services, technology transfer, technology development, technology promotion, technology consulting.

It is the opinion of our PRC counsel, Jingtian & Gongcheng, that as of the date of this prospectus, although we are required to complete the filing procedure in connection with our offering under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions of our PRC counsel summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-based overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. It is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed offering would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events.

According to the Trial Measures and the Circular, we were subject to and have completed the filing requirements of the CSRC in connection with our initial public offering completed in October 2023.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we were required to file with the CSRC within three business days after the filing of the registration statement of which this prospectus forms a part with the SEC.

Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. In addition, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 24.

It is the opinion of our PRC counsel, Jingtian & Gongcheng, that as of the date of this prospectus, although we are required to making filings on the offering with the CSRC within three working days after the offering is completed under the Trial Measures, none of the Company or any our subsidiaries is currently required to obtain any other approval from Chinese authorities, to list on U.S exchanges or issue securities to foreign investors, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, restrict or prohibit the payments or remittance of dividends by our PRC subsidiaries or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the shares. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, we currently are not subject to cybersecurity review with the CAC, to conduct business operations in China, given that: (i) we do not possess a large amount of personal information in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our previous auditor Marcum Asia CPAs LLP, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB 400 million.

Although we have not received any denial to continue to list on the U.S. exchange or conduct our daily business operation, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval” on page 42 and “We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.” on page 36.

Corporate Information

Our principal executive office is located at No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town, Gaobeidian Township, Chaoyang District, Beijing People’s Republic of China. The telephone number of our principal executive offices is +86-10-64376636. Our registered office in the Cayman Islands is located at the offices of ICS Corporate Services (Cayman) Limited located at 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, West Bay, Grand Cayman KY1-1203, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to the initial public offering completed in October 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

THE OFFERING

Securities offered by the Selling Shareholders:	20,135,320 Class A Ordinary Shares, which include up to 19,801,985 Class A Ordinary Shares issuable upon the exercise of the Warrants

Ordinary Shares outstanding prior to this offering	2,811,569 Class A Ordinary Shares and 848,203 Class B Ordinary Shares

Ordinary Shares outstanding after this offering	2,811,569 Class A Ordinary Shares and 848,203 Class B Ordinary Shares, assuming no exercise of Warrants

Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMM.”

Risk factors	You should carefully read the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in our securities.

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our 2023 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our most recent Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to Our Corporate Structure

We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.

We are a holding company and conduct substantially all of our business through our PRC subsidiaries, which are limited liability companies established in China. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Related to Doing Business in China

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

The financial and taxation solution services industry in China is subject to extensive regulation. Related laws and regulations are relatively new and evolving. The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the financial and taxation solution services industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, financial and taxation solution services businesses in China, including our business. We cannot assure you that we will be able to maintain our existing licenses or obtain new ones. If our operations do not comply with these new regulations at the time they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events.

According to the Trial Measures and the Circular, we were subject to and have completed the filing requirements of the CSRC in connection with our initial public offering completed in October 2023.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we were required to file with the CSRC within three business days after the filing of the registration statement of which this prospectus forms a part with the SEC.

Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. In addition, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

It is the opinion of our PRC counsel, Jingtian & Gongcheng, that as of the date of this prospectus, although we are required to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A Ordinary Shares.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our operating subsidiaries or finance our operating subsidiaries by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC subsidiaries, we may make loans to our PRC subsidiaries or may make additional capital contributions to our PRC subsidiaries, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiaries cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

We may also decide to finance our PRC subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, these capital contributions are subject to registration with or approval by the MOFCOM or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into Renminbi and use of the proceeds. On March 30, 2015, SAFE promulgated Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. SAFE further promulgated Circular 16, effective on June 9, 2016, which, among other things, amend certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Administration for Market Regulation and the State Administration for Industry and Commerce. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of our day-to-day operations. If we are deemed to be not in compliance with these requirements, we may be subject to fines and other administrative penalties from the relevant PRC government authorities. In case of our failure to rectify our noncompliance within required period by the relevant PRC government authorities, we may be forced to suspend our operation.

Existing and new laws and regulations may be enforced from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to us. If the PRC government promulgates new laws and regulations that impose additional restrictions on our operations, or tightens enforcements of existing or new laws or regulations, it has the authority, among other things, to levy fines, confiscate income, revoke business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations. As a result, our business, reputation, value of our Class A Ordinary Shares, financial condition and results of operations may be materially and adversely affected.

We may lose the ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless if the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

The recently issued Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities and the supervision on listings by China-based companies in foreign countries, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based companies listed in foreign countries, and provided that the special provisions of the State Council on offering and listing by those companies in foreign countries limited by shares will be revised and therefore the duties of domestic industry competent authorities and regulatory agencies will be clarified. As these opinions were newly issued and there are no further explanations or detailed rules and regulations with respect to such opinions, there are still uncertainties regarding the interpretation and implementation of such opinions. And new rules or regulations promulgated in future could impose additional requirements on us.

In addition, on July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Cybersecurity Review Measures for public comments, according to which, among others, an “operator of critical information infrastructure” or a “data processor”, who has personal information of more than one million users and is going to list in foreign countries, must report to the relevant cybersecurity review office for a cybersecurity review. On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

However, if the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required, failure of obtaining such approval may lead us face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the Offering of the Shares.

Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the PRC Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008, and as amended in December 2018. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiary would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Class A Ordinary Shares, or the gain our non-PRC shareholders may realize from the transfer of our Class A Ordinary Shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their Class A Ordinary Shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with the initial public offering completed in October 2023, we became subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

We conduct all of our business through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa 2015 No.19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our PRC subsidiaries. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiaries. If the PRC subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our subsidiaries in the PRC calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Global Mofy Cayman, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See “Risk Factors — Governmental control of currency conversion may affect the value of your investment.” In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. See “Risk Factors — Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of their respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. These limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments, or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our business may be materially and adversely affected if any of our PRC subsidiary declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Class A Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Pursuant to the Social Security Law of the PRC, or the Social Security Law, which was promulgated by the Standing Committee of the National People’s Congress (“SCNPC”) on October 28, 2010 and amended on December 29, 2018, employers shall pay the basic pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for all eligible employees. Our PRC subsidiaries have been making social security premium payments at least at the minimum wage level for all eligible employees.

In accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999, and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Our PRC subsidiaries have opened bank accounts for its employees’ housing funds deposits, and deposited housing funds at least at the minimum wage level for all eligible employees.

The applicable PRC laws and regulations on employee benefits stipulate that employers shall be responsible for making social security premium payments and housing provident funds contributions based on the actual wage paid to employees. In practice, given the different economic development levels in different regions, the relevant employment benefit regulations have not been implemented consistently by local governments in China, and each provincial or municipal governing Social Security Bureau (“SSB”) has its own discretion to enforce the compliance of these regulations by employers. The Company has estimated that the additional contributions of social security premium and housing funds based on the actual wages of eligible employees to be approximately $110,986 and $81,760 for the years ended September 30, 2022 and 2021, respectively, which have been recorded as accruals in our consolidated financial statements for each fiscal year.

In respect of the social insurance, our PRC legal counsel has advised that, if an enterprise fails to pay the full amount of the social insurance contributions as legally required, the social insurance authority may order it to pay the outstanding amount of the social insurance contributions within a prescribed time limit and may impose a late fee at a daily rate of 0.05% of the outstanding amount, accruing from the date when the social insurance contributions were due. If the enterprise still fails to make such payment within the prescribed time, the social insurance authority may further impose an additional fine ranging from one to three times of the total outstanding balance. In respect of the housing provident fund, our PRC legal counsel has advised that, if an enterprise fails to pay the full amount of the housing provident fund contributions as legally required, the housing provident fund authority may order it to pay the outstanding amount of the housing provident fund within a prescribed time limit. If the enterprise still fails to make such payment within the prescribed time, the housing provident fund authority may apply for an order from the relevant people’s courts to make such payment. As of the date of this prospectus, our PRC subsidiaries have not received any notification from the PRC governmental authorities requiring us to pay any outstanding amount of the social insurance and housing provident fund contributions. The management believes that the likelihood the Company may be required to make these additional contributions is very low. In the event that our PRC subsidiaries are notified to make sufficient contributions, we have to pay the outstanding amount plus late fee or fines in relation to the underpaid employee benefits. The financial condition and results of operations of us and our PRC subsidiaries may be adversely affected.

One of our shareholders has not and will not completed the Circular 37 Registration. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

One of our beneficial owners, Zhenquan Ren, who is a PRC resident, has not and will not completed the Circular 37 Registration. Mr. Ren owns 64,714 Class A Ordinary Shares, through Mofy Yi Limited, a BVI company, which is 1.77% of the Company’s total issued and outstanding shares.   We will ask our prospective shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, not each of our shareholders, who are PRC residents will, in the future, complete the registration process as required by Circular 37. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the PRC resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the PRC resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our Class A Ordinary Shares could be rendered worthless.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the Cayman Islands, and we conduct most of our operations in China and most of our assets are located in China. In addition, substantially all our senior executive officers reside within China, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. See “Enforceability of Civil Liabilities” on page 61.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While the detailed interpretation of or implementing of rules under Article 177 have to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and all of our officers and directors reside outside the U.S.

Although we are incorporated in the Cayman Islands, we conduct substantially all of our operations in China. All of our current officers and all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, and public health crises that impact the metaverse industry.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact the metaverse industry. Deterioration in economic conditions could cause decreases in both volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. Our buyers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

As of the date of the prospectus, YCM CPA INC., our current auditor, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection. As of the date of the prospectus, Marcum Asia CPAs LLP, the independent registered public account firm that issued the audit report for the fiscal years ended September 30, 2023 and 2022 included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Marcum Asia CPAs LLP’s compliance with applicable professional standards. Marcum Asia CPAs LLP is headquartered in Manhattan, New York with no branches or offices outside the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. Therefore, we believe that, as of the date of this prospectus, neither Marcum Asia CPAs LLP, our previous auditor, nor YCM CPA INC., our current auditor, is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

Despite that we have a U.S.-based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include, but are not limited to that trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities.

We circumvent the application of M&A rules by taking a “two-step slow-walk” method. In the event that this approach is deemed invalid or illegal and it is applied retroactively, Global Mofy WFOE’s acquisition of Global Mofy China could be deemed invalid and we will not be able to consolidate the financial statements of Global Mofy China.

We acquired the domestic operating entities through a “two-step slow-walk” method, so the approval process of the Ministry of Commerce is not applicable. The acquisition was broken into two steps: 1) adding a non-PRC shareholder so that the domestic operating entity will be categorized as a Sino-foreign joint venture (an entity with mixed capital between one or more foreign and Chinese shareholders); 2) Global Mofy WFOE to complete the equity acquisition of Global Mofy China from both the Chinese and foreign shareholders so that it would become a foreign-owned enterprise. Our PRC counsel, Jingtian & Gongcheng, has completed substantial amount of research and study of the regulation and precedents and found that this approach has been widely used in the past. In addition, it has never been penalized or challenged with respect to the legality of this matter. While our PRC counsel, Jingtian & Gongcheng, believes that it permitted to structure the acquisition in this manner and the acquisition, in fact, has been completed without any challenge by any regulator, there is uncertainty with respect to the interpretation of the current regulation as it is still evolving. In the event that this approach is deemed invalid or illegal and it is applied retroactively, Global Mofy WFOE’s acquisition of Global Mofy China could be deemed invalid and we will not be able to consolidate the financial statements of Global Mofy China.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We believe that the CSRC’s approval is not required for the listing and trading of our Class A Ordinary Shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remains some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Class A Ordinary Shares that the Selling Shareholders are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A Ordinary Shares the Selling Shareholders are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Risks Related to Our Business and Industry

We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance.

In recent years, we have significantly grown the scale of our business. For example, we expanded into digital asset development in 2021 and set foot in the metaverse industry. For the six months ended March 31, 2024, our revenue on this business line is $11.0 million. For the year ended September 30, 2023, our revenue on this business line is $11.5 million. For the fiscal year ended September 30, 2022, our revenue on this new business line is $4.02 million. For the fiscal year ended September 30, 2021, our revenue on this new business line is $1.35 million. However, we have a limited history operating our business at its current scale and scope. You should not rely on our past results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainties frequently encountered by growing companies in rapidly evolving markets. These risks and uncertainties include challenges in accurate financial planning as a result of limited historical data relevant to the current scale and scope of our business and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to companies with longer operating histories.

Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter.

We commenced our operation in 2017. Our evaluations of the business and prediction about our future performance may not be as accurate as they would be if we had a longer operating history. In the event that actual results differ from our expectation or we adjust our estimates in future periods, the investors’ perceptions of our business and future prospects could change materially, which may adversely affect the price of our Class A Ordinary Shares.

We have a history of net losses and negative cash flows from operating activities, which may continue in the future.

We made profit of $10.3 million and positive cash flow of $9.5 million from operating activities for the six months ended March 31, 2024. We made profit of $6.6 million and positive cash flow of $5.8 million from operating activities for the fiscal year ended September 30, 2023. We have incurred net losses of $0.3 million for the fiscal year ended September 30, 2022. We made profit of $1.4 million and negative cash flow of $1.1 million from operating activities for the fiscal year ended September 30, 2021 and we may not be able to achieve or maintain profitability or positive cash flow in the future.

We anticipate that our operating costs and expenses will increase in the foreseeable future as we continue to grow our business, acquire new users, invest and innovate in our technology infrastructure and further develop our product and service offering and increase brand recognition. Any of these efforts may incur significant capital investment and recurring costs, have different revenue and cost structures and take time to achieve profitability. We may have to finance ourselves with equity or debt financing, which may not be available at price term favorable to us or at all.

We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations.

We enter service agreements with our customers. If we are unable to meet the stated service-level commitments, including failure to meet the delivered time requirements under our customers’ agreements, or the quality of our productions not reaching customers’ expectations, we could face terminations with refunds of prepaid amounts or may not be able to receive final payments, which could significantly affect both our current and future revenue. Any service-level failures could also damage our reputation, which could also adversely affect our business, financial condition and results of operations.

Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results.

Global Mofy China had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows: For the six months ended March 31, 2024, two customers accounted for approximately 15% and 11% of total revenues, respectively. For the year ended September 30, 2023, one customers accounted for approximately 10% of total revenues. For the year ended September 30, 2022, two customers accounted for approximately 20% and 17% of total revenues, respectively. For the year ended September 30, 2021, three customers accounted for approximately 20%, 10% and 10% of total revenues, respectively.

As of March 31, 2024, the balance due from three customers accounted for approximately 26%, 20% and 16% of the Company’s total accounts receivable. As of September 30, 2023, the balance due from four customers accounted for approximately 23%, 16%, 16% and 15% of the Company’s total accounts receivable, respectively. As of September 30, 2022, the balance due from three customers accounted for approximately 42%, 24% and 21% of the Company’s total accounts receivable, respectively.

If Global Mofy China cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

Our business is dependent on our collaboration with our suppliers and changes or difficulties in our relationships with our suppliers may harm our business and financial results.

Our business is substantially dependent on our collaboration with our suppliers. We consider major suppliers in each period to be those suppliers that accounted for more than 10% of overall purchases in such period. For the six months ended March 31, 2024, three suppliers accounted for approximately 11%, 10% and 10% of the total purchases, respectively. As of March 31, 2024, three suppliers accounted for approximately 17%, 13% and 10% of the Company’s accounts payable, respectively. For the year ended September 30, 2023, three suppliers accounted for approximately 23%, 13% and 12% of the total purchases, respectively. As of September 30, 2023, two suppliers accounted for approximately 26% and 21% of the Company’s accounts payable. For the year ended September 30, 2022, four suppliers accounted for approximately 32%, 19%, 17% and 10% of the total purchases, respectively. As of September 30, 2022, three suppliers accounted for approximately 37%, 22% and 12% of the Company’s accounts payable. For the year ended September 30, 2021, three suppliers accounted for approximately 24%, 12% and 10% of the total purchases, respectively.

Our suppliers may fail to meet timelines or contractual obligations, which may adversely affect our business. Global Mofy China generally enters into agreements with them without imposing any contractual obligations requiring them to maintain their relationships with us beyond the contractual term. Accordingly, there is no guarantee for future cooperation and there is no assurance that Global Mofy China can maintain stable and long-term business relationships with any suppliers. If a significant number of our industry suppliers terminate or do not renew their agreements with Global Mofy China and Global Mofy China is not able to replace these business partners on commercially reasonable terms in a timely manner or at all, our business, results of operations and financial condition would be materially and adversely affected.

Our efforts and investments in technology development may not always produce the expected results.

We are continually developing and seeking to develop technologies that are closely related to virtual technology that will be used in our services. As of the date of this prospectus, our core research and development team consisted of a total of 17 employees. Currently, our R&D team has been working on the development of 3D rebuilt technology and AI interactive technology with some success. However, we cannot assure you that our future efforts to develop related technologies will be successful, in which case our products may lose their competitive edge.

In addition, we cannot assure you that the technologies we develop will be well accepted by customers, in which case our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our success depends on the continuing efforts of our senior management and key employees.

Our future success is significantly dependent upon the continued service of our senior management and other key employees. If we lose their service, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. Our founder and chief executive officer, Mr. Haogang Yang, and other management members are critical to our vision, strategic direction, culture and overall business success. If there is any internal organizational structure change or change in responsibilities for our management or key personnel, or if one or more of our senior management members were unable or unwilling to continue in their present positions, the operation of our business and our business prospects may be adversely affected. Our employees, including members of our management, may choose to pursue other opportunities. If we are unable to motivate or retain key employees, our business may be severely disrupted and our prospects could suffer. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that our management members would not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may not be able to enforce them at all.

We are expanding fast. If we are unable to recruit, train and retain talents, our business may be materially and adversely affected.

We are expanding fast. Although the company adopts assembly line work and the work content of employees can be replaced, it still faces the risk of losing key talents in the future. We believe our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for personnel with expertise in virtual technology, digital marketing, and digital asset development is extremely intense in China. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we invest significant time and resources in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training new employees, and our ability to serve users and business partners could diminish, resulting in a material adverse effect to our business.

We expect fluctuations in our financial results, making it difficult to project future results, and if we fail to meet the expectations of securities analysts or investors with respect to our results of operations, our share price and the value of your investment could decline.

Our results of operations have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance. In addition to the other risks described herein, factors that may affect our results of operations include the following:

●	our ability to maintain and grow our digital asset base;

●	increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

●	our ability to successfully expand internationally and penetrate key demographics;

●	our ability to maintain operating margins, cash used in operating activities, and free cash flow;

●	adverse litigation judgments, settlements, or other litigation and dispute-related costs;

●	changes in the legislative or regulatory environment, including with respect to privacy and data protection, consumer protection, and user-uploaded content, or enforcement by government regulators, including fines, orders, or consent decrees;

●	fluctuations in currency exchange rates and changes in the proportion of our revenue, bookings and expenses denominated in foreign currencies;

●	fluctuations in the market values of our portfolio investments and interest rates or impairments of any assets on our balance sheet;

●	changes in our effective tax rate;

●	changes in accounting standards, policies, guidance, interpretations, or principles; and

●	changes in domestic and global business or macroeconomic conditions.

Any of these and other factors, or the cumulative effect of some of these factors, may cause our results of operations to vary significantly. If our results of operations fall below the expectations of investors and securities analysts who follow our securities, the price of our Class A Ordinary Shares could decline substantially, and we could face costly lawsuits, including securities class action suits.

We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted.

The market for our services is highly competitive. Global Mofy China faces fierce competition in the two lines of business of virtual technology service and digital marketing. One of the strongest competitors in China is BaseFX in terms of virtual technology service. In terms of digital marketing, there are few competitors providing full package services like Global Mofy China, and the biggest competitor is SVHQ Media from Singapore. The main line of business of Global Mofy China will be the digital asset development and others in the future. “Digital asset development” refers to the development and licensing of Global Mofy China’s 3D digital assets. “Others” refers to licensing our customers the right to use the works copyrights Global Mofy China currently owns. See “Business — Our Products and Services — Digital Asset Development and Others” and the list under “Business — Intellectual Property — Copyrights” for more information. We began to convert digital assets two years ago. At present, we are one of the largest high precision 3D digital asset banks with the widest categories in China according to Frost & Sullivan, and can provide more than 100,000 digital assets. Global Mofy China has the first-mover advantage for more than one year. We have no direct competitors in digital asset development business, but we expect a large number of companies to enter the industry due to the boom of metaverse starting from 2021, and compete with us in the future. Therefore, we should continue to grow to maintain the existing advantages.

Some of our competitors or potential competitors have a longer operating history and therefore may have better funding, managerial, technical, marketing resources and other resources than we do. They may use their experience and resources to compete with us in a number of ways, including competing more aggressively for customer and completing more acquisitions. Competitors in our industry may be acquired, merged with, or partnered with integrated groups in our industry that are able to invest significant resources in the operations for further investment. If we are unable to compete effectively with our existing and future competitors at reasonable cost, our business, prospects, and results of operations could be materially and negatively affected.

Our business is highly dependent on our brand strength and reputation, and if we fail to maintain and enhance our brand and reputation, consumer recognition of and trust in our services could be materially and adversely affected.

The brand recognition and reputation of our “Global Mofy” brand and the successful maintenance and enhancement of our brand and reputation have contributed and will continue to contribute significantly to our success and growth.

We rely heavily on our brand strength and reputation in the promotion and sale of our services. We believe that our corporate brand and our product brands are recognized by consumers for their quality and reliability. However, customer complaints, accidents in relation to quality of services, including inappropriate behavior, intellectual property infringement or negative publicity or media coverage may damage our brand and reputation. Any negative claims against us, even if unethical or unsuccessful, could distract our management’s attention and other resources from our day-to-day business operations, which could adversely affect our business, results of operations, and financial condition. Negative media coverage and resulting negative publicity of our services could result in a material adverse effect on customer’s acceptance of and trust in us and our services.

Further, our competitors may fabricate complaints or negative publicity about us for the purpose of vicious competition. With the increased use of social network, adverse publicity can be disseminated quickly and broadly, making it increasingly difficult for us to respond and mitigate effectively. In addition, adverse publicity regarding any regulatory or legal action against us could damage our reputation and brand image, undermine customers’ confidence in us and reduce long-term demand for our services, even if such regulatory or legal action is unfounded or insignificant to our business.

If our business becomes constrained by changing legal and regulatory requirements, our operating results will suffer.

Our future success will depend in part on market acceptance and widespread adoption across demographics and geographies of metaverse. If the PRC governments issue relevant regulations against the metaverse industry that are not conducive to our development, we will have to change our main development direction in the future. If we are obligated to fundamentally change our business activities and practices, we may be unable to make these required changes and modifications in a commercially reasonable manner, or at all, and our ability to further develop and enhance our platform may be limited. The costs of compliance with, and other burdens imposed by, these laws, regulations, standards and obligations, or any inability to adequately address these, may limit the use of our platform or reduce overall demand for our platform, which could harm our business, financial condition and results of operations.

Regulatory actions, legal proceedings and customer complaints against us could harm our reputation and have a material adverse effect on our business, results of operations, financial condition and prospects.

Along with growth and expansion of our business, we may be involved in litigations, regulatory proceedings and other disputes arising outside the ordinary course of our business. Such litigations and disputes may result in claims for actual damages, freezing of our assets, diversion of our management’s attention and reputational damage in to us and our management, as well as legal proceedings against our directors, officers or employees, and the probability and amount of liability, if any, may remain unknown for long periods of time. Given the uncertainty, complexity and scope of many of these litigation matters, their outcome generally cannot be predicted with any reasonable degree of certainty. Therefore, our reserves for such matters may be inadequate. Moreover, even if we eventually prevail in these matters, we could incur significant legal fees or suffer significant reputational harm.

We may fail to protect our intellectual properties.

We regard our software registrations, trademarks, patents, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Business — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

As of the date of this prospectus, none of our 100,000 3D digital assets in the asset library that are currently available for licensing have registered copyrights under PRC or any international authority. We convert and create these 3D digital assets from real-world objects using our hardware and software in the Mofy Lab and therefore we have ownership over these assets. Although these 3D digital assets are not registered, they are still protected under the PRC copyrights laws. However, the lack of copyright protection may impact our ability to generate licensing fees or protect our intellectual property from unauthorized use or piracy. Further, if other companies preemptively register the intellectual property rights of the same digital assets, our use may involve infringement and may lead to litigation and compensation to others. We plan to initiate the registration of these 3D digital assets, but the process has not yet begun. The estimated cost to register all of our existing copyrights for 3D digital assets and images is $1 million.

It is often difficult to maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. In particular, some of our trademark applications for certain categories have been rejected, and we have applied for administrative reviews on such rejections. However, there can be no assurance that we will obtain such trademarks and any other trademarks that are crucial to our business in the future. Thus, we may be unable to prevent others from using such trademarks or suing us for infringement, or even unable to continue to use such trademarks in our business.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can also provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors.

We may be subject to intellectual property infringement claims.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our services, products, or other aspects of our business without our awareness. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Our business is subject to risks generally associated with the metaverse and digital entertainment industry.

The substantial majority of our revenue is currently derived from customers in the metaverse and digital entertainment industry, and we rely to a significant extent on the health of the industry to maintain and increase our revenue. Accordingly, we are especially susceptible to market conditions and risks associated with the metaverse and digital entertainment industry, including the popularity, customers’ preferences, and potential regulations, all of which are difficult to predict and are beyond our control.

In addition, economic conditions that negatively impact discretionary consumer spending, including inflation, slower growth, unemployment levels, tax rates, interest rates, energy prices, declining consumer confidence, recession and other macroeconomic conditions, including those resulting from COVID-19 and from geopolitical issues and uncertainty, could have a material adverse impact on our business and results of operations.

We may fail to make necessary or desirable strategic alliance, acquisition or investment, and we may not be able to achieve the benefits we expect from the alliances, acquisition or investments we make.

We may pursue selected strategic alliances and potential strategic acquisitions that are supplemental to our business and operations, including opportunities that can help us further expand our product and service offerings and improve our technology system. However, strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance or default by counterparties, and increased expenses in establishing these new alliances, any of which may materially and adversely affect our business. In addition, we may have limited ability to control or monitor the actions of our strategic partners. To the extent a strategic partner suffers any negative publicity as a result of its business operations, our reputation may be negatively affected by virtue of our association with such party.

The costs of identifying and consummating strategic acquisitions may be significant and subsequent integrations of newly acquired companies, businesses, assets and technologies would require significant managerial and financial resources and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our growth and business operations. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of the acquired business. The acquired businesses or assets may not generate the financial results we expect and may incur losses. The cost and duration of integrating newly acquired businesses could also materially exceed our expectations. If our portfolio does not perform as we expect, our results of operation and profitability may be adversely affected.

We may not be able to raise additional capital when desired, on favorable terms or at all.

We need to make continued investments in facilities, hardware, software, technological systems and to retain talents to remain competitive. Due to the unpredictable nature of the capital markets and our industry, there can be no assurance that we will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we experience disappointing operating results. If adequate capital is not available to us as required, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted. These newly issued securities may have rights, preferences or privileges on par with or senior to those of existing shareholders.

If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

In connection with the audits of our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to (i) our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of the U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements and (ii) our lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other deficiencies in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional deficiencies may have been identified.

Following the identification of the material weaknesses and other deficiencies, we have taken measures and plan to continue to take measures to remediate these control deficiencies. However, the implementation of these measures may not fully address the material weaknesses and other deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct the material weaknesses and other deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

We are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) as well as rules and regulations of Nasdaq Stock Exchange. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We are required by Section 404 of the Sarbanes-Oxley Act to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F beginning with our annual report in our second annual report after becoming a public company.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to produce timely and accurate financial statements and may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If that were to happen, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which could lead to a decline in the market price of our Class A Ordinary Shares and we could be subject to sanctions or investigations by SEC or other regulatory authorities. We may also be required to restate our financial statements for prior periods.

We are exposed to risks associated with outbreaks of epidemics, infectious diseases and other disease outbreaks, including the recent COVID-19 outbreak. Our business could be materially and adversely affected by outbreaks of infectious diseases (such as SARS, H5N1 avian influenza, human swine flu or, most recently, COVID-19) or other outbreaks of epidemics or diseases.

The COVID-19 outbreak in early 2020 has already had an adverse and long-term impact on economic and social conditions worldwide and will likely continue, and the worsening, continuation or recurrence of the COVID-19 outbreak could have a negative impact on our business operations. In January and February 2020, in response to the COVID-19 outbreak, the Chinese government adopted a home quarantine to avoid the spread of the COVID-19 outbreak.

In addition, while we have closely monitored the health status of our employees, we cannot assure you that there will be no confirmed cases of COVID-19 among our employees and that, in the event of an infection, affected facilities may need to suspend operations and our employees may need to be quarantined.

In addition, an infectious disease outbreak on a global scale could affect the investment climate and lead to intermittent volatility in global capital markets, which could also adversely affect global economies. With the rapid rise in infections, many countries have issued travel advisories restricting travel to affected areas. These policies have severely damaged local and cross-border business activities worldwide. The impact has included a significant reduction in tourist arrivals, business exchanges and social functions in the affected countries and regions, as well as economic slowdowns. Global financial markets have become highly volatile and the risk of a global recession has increased significantly. Even if the COVID-19 outbreak is contained and the policies and recommendations implemented by the relevant governments to combat the virus are withdrawn, there is no assurance that the overall economic performance of the affected countries and regions will improve in a short period of time. The outbreak, worsening, continuation, recurrence, or variant of pandemic COVID-19 or any other infectious disease could have a continuing adverse effect on the global economy, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

COVID-19 had a severe and negative impact on the Chinese and the global economy commencing in the first quarter of 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. China’s National Bureau of Statistics reported negative GDP growth of 6.8% for the first quarter of 2020. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. The growth rate of the Chinese economy had already been slowing since 2010. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats, and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations, and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

Risks Related to Our Class A Ordinary Shares

The dual class structure of our Class A Ordinary Shares and Class B Ordinary Shares has the effect of concentrating voting control with our CEO and Chairman of the Board and his affiliates.

As of the date of this prospectus, the authorized share capital of the Company is $1,020,000 divided into 30,000,000,000 Class A Ordinary Shares with a par value of $0.00003 per share and 4,000,000,000 Class B Ordinary Shares with a par value of $0.00003 per share, of which 2,811,538 Class A Ordinary Shares and 848,203 Class B Ordinary Shares are outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. The Class B Ordinary Shares would not be convertible into Class A Ordinary Shares or any other equity securities authorized to be issued by the Company.  The currently Class B Ordinary Shares outstanding are beneficially owned by our Mr. Haogang Yang, the Chairman of our Board of Directors and the Chief Executive Officer, and represents 94.1% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Because of the twenty-to-one voting ratio between our Class B and Class A Ordinary Shares, the holder of our Class B Ordinary Shares will continue to control a majority of the combined voting power of our Class A Ordinary Shares and Class B Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the shares of Class B Ordinary Shares represent at least a majority of the voting power of all outstanding Ordinary Shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future.

The sale of a substantial amount of our Class A Ordinary Shares by the selling shareholder in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

We are registering for resale up to 20,135,320 Class A Ordinary Shares. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the Selling Shareholders may sell such Class A Ordinary Shares in the public market. Furthermore, in the future, we may issue additional Class A Ordinary Shares or other equity or debt securities convertible into our Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended.

The listing of our Class A Ordinary Shares on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. On September 25, 2024, the Company received a written notification from Nasdaq, notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of Our Class A Ordinary Shares for the 30 consecutive business days from August 13, 2024 to September 24, 2024, the Company no longer meets the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 24, 2025, to regain compliance with the Minimum Bid Price Requirement. The Company is eligible for an additional 180 calendar day period, to regain compliance with the Minimum Bid Price Requirement. Nasdaq’s determination is based on the Company’s meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period and if necessary, by effecting a reverse share split. The Company will monitor the closing bid price of our Class A Ordinary Shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split, to regain compliance with the Minimum Bid Price Requirement. On November 1, 2024, the Company convened its special meeting of shareholders, during which the shareholders of the Company adopted resolutions approving a share consolidation in a ratio of one (1)-for-fifteen (15), such that, the authorized share capital of US$1,020,000 will be divided into: (a) 30,000,000,000 Class A ordinary shares of par value of US$0.00003 each, and (b) 4,000,000,000 Class B ordinary shares of par value of US$0.00003 each.

Our Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of our Class A Ordinary Shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our Class A Ordinary Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted Class A Ordinary Shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such Class A Ordinary Shares. A suspension or delisting would likely decrease the attractiveness of our Class A Ordinary Shares to investors and cause the trading volume of our Class A Ordinary Shares to decline, which could result in a further decline in the market price of our Class A Ordinary Shares.

In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Class A Ordinary Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our Class A Ordinary Shares, which could severely limit the market liquidity of such Class A Ordinary Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after this offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A Ordinary Shares. Volatility or a lack of positive performance in our Class A Ordinary Shares price may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Class A Ordinary Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition to the risks addressed above in “The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

We have not paid dividends to our shareholders. And we do not expect to pay cash dividends in the foreseeable future.

We have never declared or paid any cash dividends on our stock. We have been retaining funds for our business operation and expansion. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if we are successfully listed and the market price of our Class A Ordinary Shares increases.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the requirement to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in the registration statement of which this prospectus forms a part. We are currently utilizing or intend to utilize both of these exemptions. We have not made a decision whether to take advantage of any other exemptions available to emerging growth companies. We do not know if some investors will find our Class A Ordinary Shares less attractive as a result of our utilization of these or other exemptions. The result may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We prepare our consolidated financial statements as of and for the year ended September 30, 2021 in accordance with International Financial Reporting Standards and International Accounting Standards and Interpretations as issued by the International Accounting Standards Board (IASB) and as adopted by the European Union, which do not have separate provisions for publicly traded and private companies. However, in the event we convert to accounting principles generally accepted in the United States of America (“U.S. GAAP”) while we are still an “emerging growth company”, we may be able to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period or (d) the last day of our fiscal year containing the fifth anniversary of the date on which our shares become publicly traded in the United States.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Class A Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Class A Ordinary Shares may not be able to remain listed on Nasdaq.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman Islands’ requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Class A Ordinary Shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. Nasdaq rules, however, permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

Nasdaq Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on Nasdaq prior to issuance (or potential issuance) of securities (i) equaling 20% or more of the company’s common stock or voting power for less than the greater of market or book value (ii) resulting in a change of control of the company; and (iii) which is being issued pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended. Notwithstanding this general requirement, Nasdaq Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The laws of the Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. We, therefore, are not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. Specifically, we have elected to follow our home country rules and be exempt from the requirements to obtain shareholder approval for the issuance of 20% or more of our outstanding Class A Ordinary Shares under the Nasdaq Listing Rule 5635(d). Therefore, our shareholders may be afforded less protection than they would otherwise enjoy under Nasdaq’s corporate governance requirements applicable to U.S. domestic issuers.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

There can be no assurance we will not be a passive foreign investment company (“PFIC”), for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our Class A Ordinary Shares or warrants.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% (by value) of the stock.

Based upon the manner in which we currently operate our business, the expected composition of our income and assets and the value of our assets, we do not expect to be a PFIC for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and the application of the PFIC rules is subject to uncertainty in several respects. The value of our assets for purposes of the PFIC determination will generally be determined by reference to the market price of our Class A Ordinary Shares, which could fluctuate significantly. In addition, our PFIC status will depend on the manner we operate our workspace business (and the extent to which our income from workspace membership continues to qualify as active for PFIC purposes). Because of these uncertainties, there can be no assurance we will not be a PFIC for the current taxable year, or will not be a PFIC in the future.

If we were a PFIC for any taxable year during which a U.S. investor owns our Class A Ordinary Shares or warrants, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Item 10.E. Taxation — United States Federal Income Taxation — Passive Foreign Investment Company” of the 2023 Annual Report, which is incorporated herein by reference.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a public company, we are required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S. public company, we are governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. All of the Class A Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares will be “restricted securities” as defined in Rule 144. These Class A Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

A sale or perceived sale of a substantial number of our Class A Ordinary Shares may cause the price of our Class A Ordinary Shares to decline.

We, our directors and executive officers, and most of our existing beneficial owners of our outstanding Class A Ordinary Shares have agreed with the Selling Shareholders, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Class A Ordinary Shares for a period ending 180 days from the commencement date of the offering of the Class A Ordinary Shares. See “Plan of Distribution” on page 80 of this prospectus. Class A Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act. If our shareholders sell substantial amounts of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their Class A Ordinary Shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our third amended and restated memorandum and articles of association, by the Cayman Islands Companies Act and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands have a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 30% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Our articles of association provide no other right to put any proposals before annual general meetings. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings. However, our corporate governance guidelines require us to call such meetings every year. Advance notice of at least seven clear days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company.

You may be unable to vote for directors if you hold insufficient shares to requisition a general meeting and no general meetings are otherwise convened by the board of directors.

Our directors serve until their successor is duly elected and qualified, or until their earlier death, resignation or removal. Shareholders may remove and appoint directors at any time by ordinary resolution. However, as a Cayman Islands exempted company, we are not required to hold any annual general meetings and, under our articles of association, shareholders are not able to requisition a meeting unless the requisitionists, between them, hold in aggregate not less than 30% of our voting share capital in issue. As a result, shareholders who hold less than 30% of our voting share capital in issue may not have opportunity to vote on directors if no general meetings are convened by the board of directors.

Based on the Economic Substance Legislation of the Cayman Islands, it is anticipated that the Company will be subject to limited substance requirements applicable to a holding company.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Economic Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,”. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any “relevant activities” and if so, whether we have satisfied economic substance tests to the extent required under the Economic Substance Act. As it is a relatively new regime, it is anticipated that the Economic Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Economic Substance Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers, win primary agency sale bids, and further enhance our brand recognition; and

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of our directors, officers and key employees;

●	trends and competition in the advertising industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on September 29, 2021. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and Jingtian & Gongcheng, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our Cayman Islands counsel has informed us that the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Jingtian & Gongcheng has advised us further that there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders . All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders.

However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

We expect that the Selling Shareholders will sell their Class A Ordinary Shares as described under “Plan of Distribution.” Upon any exercise of the Warrants for cash, the applicable Selling Shareholders would pay us the exercise price set forth in the applicable Warrant.

DIVIDEND POLICY

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after this offering. Therefore, we do not expect to pay cash dividends again in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, and future prospects, and other factors the board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Global Mofy HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations in China, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Global Mofy HK may be considered a non-resident enterprise for tax purposes, so that any dividends Global Mofy WFOE pays to Global Mofy HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation — People’s Republic of China Enterprise Taxation.”

SELLING SHAREHOLDERS

The Class A Ordinary Shares being offered by the selling shareholder are 20,135,320 Class A Ordinary Shares, including up to 19,801,985 Class A Ordinary Shares issuable upon the exercise of the Warrants (the “Warrant Shares”) that were issued by us to the Selling Shareholders pursuant to certain securities purchase agreement dated October 13, 2024, as amended on October 31, 2024. For additional information regarding the issuances of the Warrant Shares, see “Prospectus Summary – Our Corporate History and Structure – The 2024 Private Placement” above. We are registering the Warrants Shares in order to permit the Selling Shareholders to resell the Warrants Shares from time to time. Except for the ownership of the Warrant Shares, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Class A Ordinary Shares by the Selling Shareholders. None of the Selling Shareholders own any Class B Ordinary Shares. The second column lists the number of Class A Ordinary Shares beneficially owned by the selling shareholder, based on its ownership of Class A Ordinary Shares as of December 3, 2024, assuming exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises. The third column lists the number of Class A Ordinary Shares currently held by each Selling Shareholder and the maximum number of Class A Ordinary Shares issuable upon exercise of the related warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all the Warrant Shares offered by the selling shareholder pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Class A Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Class A Ordinary Shares following such exercise, excluding for purposes of such determination Class A Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholders	Number of Class A Ordinary Shares Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After Offering
CrestView Private Equity Ltd (1)	4,027,064	4,027,064	0
Echelon Asset Management Ltd(2)	4,027,064	4,027,064	0
Nexus Financial Group Ltd(3)	4,027,064	4,027,064	0
SummitGate Capital Ltd(4)	4,027,064	4,027,064	0
Valor Ridge Holdings Ltd(5)	4,027,064	4,027,064	0

Notes:

(1)	Number of Class A Ordinary Shares owned prior to this offering consists of 66,667 Class A Ordinary Shares and 3,960,397 Class A Ordinary Shares issuable upon exercise of the Warrants issued by the Company to CrestView Private Equity Ltd (“CrestView”) pursuant to the Securities Purchase Agreement. For more details, see “Prospectus Summary – Our Corporate History and Structure – The 2024 Private Placement” above. Qin Yang, has discretionary authority to vote and dispose of the shares held by CrestView and may be deemed to be the beneficial owner of these shares. The registered address for CrestView is Start Chambers, Wickham’s Cay Il, P.O. Box 2221, RoadTown, Tortola., British Virgin Islands,.
(2)	Number of Class A Ordinary Shares owned prior to this offering consists of 66,667 Class A Ordinary Shares and 3,960,397 Class A Ordinary Shares issuable upon exercise of the Warrants issued by the Company to Echelon Asset Management Ltd (“Echelon”), pursuant to the Securities Purchase Agreement. For more details, see “Prospectus Summary – Our Corporate History and Structure – The 2024 Private Placement” above. Xiaoli Shi, has discretionary authority to vote and dispose of the shares held by Echelon and may be deemed to be the beneficial owner of these shares. The registered address for Echelon is Start Chambers, Wickham’s Cay Il, P.O. Box 2221, RoadTown, Tortola., British Virgin Islands,.
(3)	Number of Class A Ordinary Shares owned prior to this offering consists of 66,667 Class A Ordinary Shares and 3,960,397 Class A Ordinary Shares issuable upon exercise of the Warrants issued by the Company to Nexus Financial Group Ltd (“Nexus”), pursuant to the Securities Purchase Agreement. For more details, see “Prospectus Summary – Our Corporate History and Structure – The 2024 Private Placement” above. Yuchao Lu, has discretionary authority to vote and dispose of the shares held by Nexus and may be deemed to be the beneficial owner of these shares. The registered address for Nexus is Start Chambers, Wickham’s Cay Il, P.O. Box 2221, RoadTown, Tortola., British Virgin Islands,.
(4)	Number of Class A Ordinary Shares owned prior to this offering consists of 66,667 Class A Ordinary Shares and 3,960,397 Class A Ordinary Shares issuable upon exercise of the Warrants issued by the Company to SummitGate Capital Ltd (“SummitGate”), pursuant to the Securities Purchase Agreement. For more details, see “Prospectus Summary – Our Corporate History and Structure – The 2024 Private Placement” above. Yuanyuan Lv, has discretionary authority to vote and dispose of the shares held by SummitGate and may be deemed to be the beneficial owner of these shares. The registered address for SummitGate is Start Chambers, Wickham’s Cay Il, P.O. Box 2221, RoadTown, Tortola., British Virgin Islands,.
(5)	Number of Class A Ordinary Shares owned prior to this offering consists of 66,667 Class A Ordinary Shares and 3,960,397 Class A Ordinary Shares issuable upon exercise of the Warrants issued by the Company to Valor Ridge Holdings Ltd (“Valor”), pursuant to the Securities Purchase Agreement. For more details, see “Prospectus Summary – Our Corporate History and Structure – The 2024 Private Placement” above. Xiaohui Lv, has discretionary authority to vote and dispose of the shares held by Valor and may be deemed to be the beneficial owner of these shares. The registered address for Valor is Start Chambers, Wickham’s Cay Il, P.O. Box 2221, RoadTown, Tortola., British Virgin Islands,.

DESCRIPTION OF SHARE CAPITAL

Our third amended and restated memorandum and articles of association, which is filed as an exhibit to the registration statement of which this prospectus is a part, is referred to in this section as, respectively, the “memorandum” and the “articles”.

We were incorporated as an exempted company with limited liability under the Companies Act (as amended) of the Cayman Islands, or the “Cayman Islands Companies Act,” on September 29, 2021. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

We include summaries of material provisions of our memorandum and articles and the Cayman Islands Companies Act insofar as they relate to the material terms of our share capital.

Ordinary Share

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determines otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

The authorized share capital of the Company is $1,020,000 divided into 30,000,000,000 Class A Ordinary Shares with a par value of $0.00003 per share and 4,000,000,000 Class B Ordinary Shares with a par value of $0.00003 per share, of which 2,811,569 Class A Ordinary Shares and 848,203 Class B Ordinary Shares are outstanding as of the date of this prospectus. Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary share. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest against the Company.

Voting Rights

Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle holder thereof to twenty (20) votes on all such matters. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights Attaching to Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of more than one half of the issued shares of that class, or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall be deemed not to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination; and

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every partly-paid or unpaid share for all monies called or payable to us in respect of that share. Our liens on such shares extends to dividends payable thereon.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that shareholder’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture). The directors may determine that any share the subject of such notice be accepted by the Company as surrendered by the shareholder holding that share in lieu of forfeiture.

A forfeited or surrendered share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding such forfeit or surrender, remain liable to pay to us all monies which at the date of forfeiture or surrender were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent in writing of holders of more than one half of the issued shares of a particular class, or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the ordinary shares are unpaid or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Where the ordinary shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary share to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of ordinary share;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 30 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 45 clear days after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 45 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least seven clear days’ notice of an annual general meeting or any other general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Islands Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one third of the outstanding shares carrying the right to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall be a quorum.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than 30 percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

Shareholders may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed and, unless and until so fixed, we are required to have a minimum of one director under Cayman Islands law and there will be no maximum number of directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and, unless and until so fixed, there shall be no shareholding qualification.

A director will hold office until her or his successor is duly elected and qualified, or until her or his earlier death, resignation or removal. A director may be removed by ordinary resolution of our shareholders at any time.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Under the articles, the office of a director shall be vacated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and the memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. However, to the extent allowed by the Cayman Islands Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary any delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders or members of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Islands Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of any thing to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a person who has agreed to become a shareholder and who is registered in the register of members is deemed, as a matter of the Cayman Islands Companies Act, to be a shareholder. Furthermore., as a matter of the Cayman Islands Companies Act, the registration of any person in the register of members as holder of any shares shall be prima facie evidence of such person having legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Issuance of Share Capital

On September 29, 2021, upon incorporation of the Company, we issued 5,000,000 ordinary shares with a par value of US$0.00001 to 13 shareholders, including four shareholders each of whom owns more than 5% of our issued and outstanding ordinary shares. Such four shareholders are James Yang Mofy Limited (holding 2,370,960 ordinary shares), Lianhe Universe Holding Group Limited (holding 492,850 ordinary shares), New JOLENE&R L.P. (holding 392,850 ordinary shares), and New Luyuchao Limited (holding 284,800 ordinary shares). James Yang Mofy Limited, a British Virgin Islands company, and New JOLENE&R L.P., a limited partnership formed under the laws of the British Virgin Islands, are controlled by Haogang Yang, our Chief Executive Officer and Chairman of the Board.

On January 15, 2022, we issued 130,631 shares to a non-U.S. investor for $2,000,000.

On September 16, 2022, we amended our Memorandum and Articles of Association and effected a 1-to-5 forward share split (“Forward Share Split”) of our ordinary shares. We had 5,130,631 ordinary shares issued and outstanding before. After the Forward Share Split, there were 25,653,155 ordinary shares issued and outstanding. All shareholders then subsequently surrendered in an aggregative of 1,653,155 ordinary shares on a pro-rata basis, which were cancelled by the Company.

On November 15, 2022, all existing shareholders surrendered in an aggregative of 381,963 ordinary shares on a pro-rata basis, which were cancelled by the Company. On the same date, the Company, together with Mr. Haogang Yang, our founder and CEO, certain BVI founder entities and all its subsidiaries in Hong Kong and mainland China, entered into the Share Purchase Agreement with Standard International Capital, pursuant to which we issued 381,963 ordinary shares of the Company, par value US$0.000002 each, to Standard International Capital, for an aggregate issue price of USD1,500,000.

On February 10, 2023, the Company entered into a share purchase agreement with three investors, pursuant to which we issued a total of 1,926,155 ordinary shares, par value US$0.000002, of the Company to the investors for an aggregate issue price of $9.4 million (RMB65,000,000). As of March 31, 2023, we have received the $9.4 million from these investors.

On October 12, 2023, the Company completed its initial public offering of 1,200,000 ordinary shares at a price of $5.00 per share. On November 6, 2023, the underwriter for the initial public offering exercised its over-allotment option in part to purchase 40,000 ordinary shares at a price of $5.00. The total gross proceeds received from the initial public offering, including proceeds from the exercise of the over-allotment option, was US$6.2 million.

On January 3, 2024 , the Company issued a total of 1,379,313 ordinary shares and warrants for the purchase of up to 2,068,970 ordinary shares at an exercise price of $8.00 per share pursuant to certain securities purchase agreements dated December 29, 2023 by and between the Company and certain institutional investors. The purchase price per one share and accompany warrant is $7.25. The Company received gross proceeds in the amount of $10 million. On July 5 and July 10, 2024, the Company issued a total of 827,589 ordinary shares upon exercise in full of such new warrants as exchanged pursuant to certain warrant exchange agreements by and between the Company and the investors.

On August 15, 2024, at the annual general meeting of shareholders, the shareholders of the Company adopted resolutions approving the proposals such that (i) all of the issued and outstanding ordinary shares of US$0.000002 par value each in the capital of the Company were designated into class A Ordinary Shares of US$0.000002 par value each, each having one (1) vote per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis, (ii) 3,000,000,000 authorized but unissued Ordinary Shares were designated into 3,000,000,000 Class B Ordinary Shares of US$0.000002 par value each, each having 20 votes per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining authorized but unissued ordinary shares were designated into Class A Ordinary Shares on a one for one basis. Concurrently, the shareholders approved for the Company to repurchase 10,913,894 and 1,809,142 Class A Ordinary Shares registered in the names of James Yang Mofy Limited and New JOLENE&R L.P., respectively, at an amount equal to the aggregate par value of US$26 (the “Repurchase Price”) and the Repurchase Price out of the proceeds from a fresh issue of 10,913,894 and 1,809,142 Class B Ordinary Shares to James Yang Mofy Limited and New JOLENE&R L.P., respectively. Mr. Haogang Yang, the Chief Executive Officer and Chairman of the Company, is the sole shareholder and director of James Yang Mofy Limited and holds 75% interest and has voting and dispositive control of New JOLENE&R L.P.

In September 2024 and October 2024, the Company issued a total of 7,800,000 Class A Ordinary Shares to several consultants of the Company pursuant to two equity incentive plans approved and adopted by the Board of Directors of the Company on August 21, 2024 and on October 7, 2024, authorizing 7,800,000 Class A Ordinary Shares to be issued to the directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates.

On October 31, 2024, the Company sold and issued (i) 5,000,000 Class A Ordinary Shares, (ii) Warrants to purchase up to 10,000,000 Class A Ordinary Shares at an initial exercise price of $3.00 per Class A Ordinary Share, subject to reset and adjustment, pursuant to the Securities Purchase Agreement dated October 13, 2024, as amended on October 31, 2024 by and between the Company and the Selling Shareholders. The purchase price of each Class A Ordinary Share and two Warrants is $0.50. The Company received gross proceeds in the amount of $2,500,000 (assuming the Warrants are not exercised).

On November 1, 2024, at the special meeting of shareholders, the shareholders of the Company adopted resolutions approving an increase of the Company’s share capital and the Reverse Share Split in a ratio of one (1)-for-fifteen (15) of the Company’s issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, as well as the number of authorized Class A Ordinary Shares and Class B Ordinary Shares. As a result, as of the date of this prospectus, there are 2,811,569 Class A Ordinary Shares and 848,203 Class B Ordinary Shares issued and outstanding and the Company’s authorized share capital is US$1,020,000 and is divided into: (a) 30,000,000,000 Class A Ordinary Shares of par value of US$0.00003 each, and (b) 4,000,000,000 Class B Ordinary Shares of par value of US$0.00003 each. The Reverse Share Split was to regain compliance with the Minimum Bid Price Requirement. Global Mofy’s Class A ordinary shares began trading on an adjusted basis, reflecting the Reverse Share Split, on November 26, 2024, under the existing ticker symbol “GMM.” References in this section “Our Corporate History and Structure” have not been adjusted to give effect to the Reverse Share Split.

The numbers of shares disclosed in this “Issuance of Share Capital” section prior to the paragraph immediately above were not adjusted to reflect the Reverse Share Split.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation in accordance with the statutory dissent procedures provided under the Cayman Islands Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (i) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the Company to challenge:

(a)	an act which is illegal or ultra vires with respect to the Company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime. Our articles provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Islands Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.’

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 30 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 45 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 45 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director shall be vacated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the Company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders or, if the Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights Attaching to Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of more than one half of the issued shares of that class, or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

We have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “GMM.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

DESCRIPTION OF WARRANTS

The following summary of certain terms and provisions of the Warrants that were issued in the offering completed on October 31, 2024 is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Exercisability.    The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as described below). One Warrant is to purchase one Class A Ordinary Share. A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Warrants up to 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding Class A Ordinary Shares. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Warrant.

Duration.    The Warrants are immediately exercisable and may be exercised for a period of 5 years after issuance.

Exercise Price and Adjustment.    The initial exercise price of the Warrants was $3.00 per Class A Ordinary Share. On the fourteenth (14th) calendar days after the closing of the PIPE Offering, the exercise price of the Warrants shall be reset to 20% of Nasdaq Minimum Price of the Company’s Class A Ordinary Share determined on the date of the Securities Purchase Agreement. In addition, upon such reset of the exercise price, the number of Class A Ordinary Shares underlying the Warrants (the “Warrant Shares”) issuable immediately prior to such reset shall be adjusted to the number of Class A Ordinary Shares determined by multiplying the initial exercise price by the number of Warrant Shares acquirable upon exercise of the Warrants immediately prior to such reset and dividing the product thereof by the exercise price resulting from such reset.

The exercise price of the Warrants is subject to further adjustment including share dividends, share splits, share combination, subsequent rights offering, pro rata distributions, and certain fundamental transaction. If at any time on or after the issuance of the Warrants, there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Class A Ordinary Shares (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest weighted average price of the Class A Ordinary Shares during the period commencing on the trading day immediately following the applicable Share Combination Event Date and ending on the fifth (5th) trading day immediately following the applicable Share Combination Event Date (such period the “Share Combination Adjustment Period” and such price the “Event Market Price”), is less than the exercise price then in effect (after giving effect to the adjustment of the share splits share combination by multiplying a fraction of which the numerator shall be the number of Class A Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Class A Ordinary Shares outstanding immediately after such event), then, at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such 5th trading day shall be reduced (but in no event increased) to the Event Market Price and the number of Warrant Shares issuable upon exercise of the Warrants shall be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price for the Warrant Shares prior to such adjustment.

As a result of the reset and the Reverse Share Split, as of the date of this prospectus, the exercise price of the Warrants is $1.515 per Class A Ordinary Share.

Cashless Exercise. If, at any time after the holder’s purchase of Warrants, such holder exercises its Warrants and a registration statement registering the issuance of the Class A Ordinary Shares underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of Class A Ordinary Shares underlying the Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of Class A Ordinary Shares determined according to a formula set forth in the Warrants. Notwithstanding the foregoing, if at any time after three months of the Issuance Date, in lieu of the Class A Ordinary Shares to be issued in a cashless exercise, the holder may, by delivery of an exercise notice to the Company, alternatively exchange all, or any part, of the Warrants into such aggregate number of Class A Ordinary Shares equal to the product of (x) 0.8 and (y) such aggregate number of Class A Ordinary Shares underlying such portion of the Warrants to be exercised as specified in such applicable exercise notice (the “Alternate Cashless Exercise”).

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our Class A Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In the case of certain fundamental transactions affecting us, a holder of Warrants, upon exercise of such Warrants after such fundamental transaction, will have the right to receive, in lieu of Class A Ordinary Shares, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Warrants.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Warrants does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises the Warrants.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	4,772.90
Accounting fees and expenses	US$	15,000.00
Legal fees and expenses	US$	61,000.00
Miscellaneous expenses	US$	1,950.00
Total	US$	82,722.90

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Ortoli Rosenstadt LLP may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law and Ogier with respect to matters as to Cayman Islands law.

EXPERTS

The consolidated financial statements for the years ended September 30, 2023, 2022 and 2021, included in this Registration Statement have been so included in reliance on the audit reports of Marcum Asia CPAs LLP for the years ended September 30, 2023 and 2022, and Friedman LLP for the year ended September 30, 2021, given the authority of said independent registered accounting firms in auditing and accounting. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 9, 2024, we terminated Marcum Asia CPAs LLP (“Marcum Asia”) as the Company’s independent registered public accounting firm. Effective October 11, 2024, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of YCM CPA INC. as our new independent registered public accounting firm to audit the Company’s financial statements.

The reports of Marcum Asia CPAs LLP on our financial statements for the fiscal years ended September 30, 2023 and 2022 and the related statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the fiscal years ended September 30, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during our most recent fiscal year ended September, 2023 and through October 9, 2024, there were no disagreements with Marcum Asia CPAs LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia CPAs LLP, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses related to the Company’s internal control over financing reporting, which has been disclosed in the Company’s annual report on Form 20-F for the fiscal year ended September 30, 2023.

During the two most recent fiscal years ended September 30, 2023 and 2022 and through October 11, 2024, neither the Company, nor someone on its behalf, has consulted YCM CPA INC. respect to any of the matters or reportable events set forth in Item 16F(a)(2)(i) and (ii) of the Form 20-F.

Effective September 1, 2022, Friedman, our then independent registered public accounting firm, combined with Marcum LLP and continued to operate as an independent registered public accounting firm. On November 7, 2022, we engaged Marcum Asia to serve as our independent registered public accounting firm. The services previously provided by Friedman are now provided by Marcum Asia.

Friedman’s reports on our consolidated financial statements for the years ended September 30, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our two most recent fiscal years and through November 7, 2022, there have been no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

For the fiscal years ended September 30, 2021 and 2020 and the subsequent interim period through September 29, 2022, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of the Form 20-F, other than the material weaknesses reported by management in the Risk Factors section of our Registration Statement on Form F-1 filed with the SEC on November 23, 2022.

We provided Marcum Asia with a copy of the above disclosure and requested that Marcum Asia furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. Marcum Asia provided us a letter stating that they agree with the statement concerning Marcum Asia and are not in the position to agree or disagree with other statements of the Company.

During the fiscal years ended September 30, 2021 and 2020 and through November 7, 2022, neither our Company nor anyone acting on our behalf consulted Marcum Asia with respect to any of the matters or reportable events set forth in Item 16F(a)(2)(i) and (ii) of the Form 20-F.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended September 30, 2023 filed with the SEC on January 31, 2024; and

●	Our Current Reports on Form 6-K filed with the SEC on February 1, 2024, March 1, 2024, March 4, 2024, March 11, 2024, March 25, 2024, April 2, 2024, April 12, 2024, April 24, 2024, April 30, 2024, May 8, 2024, July 2, 2024, July 23, 2024, July 24, 2024, July 26, 2024, July 31, 2024, August 1, 2024, August 19, 2024, August 27, 2024, September 27, 2024, October 8, 2024, October 15, 2024, October, 18 ,2024, October 28, 2024, November 6, 2024, November 7, 2024 and November 26, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: GLOBAL MOFY AI LIMITED, No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town, Gaobeidian Township, Chaoyang District, Beijing, People’s Republic of China, 100000.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Up to 20,135,320 Class A Class A Ordinary Shares

(Including up to 19,801,985 Class A Class A Ordinary Shares Issuable Upon Exercise of Warrants)

GLOBAL MOFY AI LIMITED

PROSPECTUS

___________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities.

On September 29, 2021, upon incorporation of the Company, we issued 5,000,000 ordinary shares with a par value of US$0.00001 to 13 shareholders, including four shareholders each of whom owns more than 5% of our issued and outstanding ordinary shares. Such four shareholders are James Yang Mofy Limited (holding 2,370,960 ordinary shares), Lianhe Universe Holding Group Limited (holding 492,850 ordinary shares), New JOLENE&R L.P. (holding 392,850 ordinary shares), and New Luyuchao Limited (holding 284,800 ordinary shares). James Yang Mofy Limited, a British Virgin Islands company, and New JOLENE&R L.P., a limited partnership formed under the laws of the British Virgin Islands, are controlled by Haogang Yang, our Chief Executive Officer and Chairman of the Board. No underwriters were involved in these issuances. The above issuances were exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On January 15, 2022, we issued 130,631 shares to a non-U.S. investor for $2,000,000. No underwriters were involved in this issuance. The above issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On September 16, 2022, we amended our Memorandum and Articles of Association and effected a 1-to-5 forward share split (“Forward Share Split”) of our ordinary shares. We had 5,130,631 ordinary shares issued and outstanding before. After the Forward Share Split, there were 25,653,155 ordinary shares issued and outstanding. All shareholders then subsequently surrendered in an aggregative of 1,653,155 ordinary shares on a pro-rata basis, which were cancelled by the Company.

On November 15, 2022, all existing shareholders surrendered in an aggregative of 381,963 ordinary shares on a pro-rata basis, which were cancelled by the Company. On the same date, the Company, together with Mr. Haogang Yang, our founder and CEO, certain BVI founder entities and all its subsidiaries in Hong Kong and mainland China, entered into a share purchase agreement with Standard International Capital Partners SPC (for and on behalf of Standard International Capital Partners Fund I SP) (“Standard International Capital”) (the “Share Purchase Agreement”), pursuant to which we issued 381,963 ordinary shares of the Company, par value US$0.000002 each, to Standard International Capital, for an aggregate issue price of USD1,500,000. No underwriters were involved in this issuance. The above issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On February 10, 2023, the Company entered into a share purchase agreement with three investors, pursuant to which we issued a total of 1,926,155 ordinary shares, par value US$0.000002, of the Company to the investors for an aggregate issue price of $9.4 million (RMB65,000,000). As of March 31, 2023, we have received the $9.4 million from these investors. No underwriters were involved in this issuance. The above issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On October 31, 2024, the Company sold and issued (i) 5,000,000 Class A Ordinary Shares, (ii) Warrants to purchase up to 10,000,000 Class A Ordinary Shares at an initial exercise price of $3.00 per Class A Ordinary Share, subject to adjustment, pursuant to the Securities Purchase Agreement dated October 13, 2024. The purchase price of each Class A Ordinary Share and two Warrants is $0.50. No underwriters were involved in this issuance. The above issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

The numbers of shares disclosed in this “ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES” prior were not adjusted to reflect the Reverse Share Split.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 4, 2024.

GLOBAL MOFY AI LIMITED

By:	/s/ Haogang Yang
Haogang Yang
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haogang Yang	Chief Executive Officer and Chairman of the Board of Director	December 4, 2024
Name: Haogang Yang	(Principal Executive Officer)

/s/ Chen Chen	Chief Financial Officer and Director	December 4, 2024
Name: Chen Chen	(Principal Accounting and Financial Officer)

/s/ Chi Chen	Director	December 4, 2024
Name: Chi Chen

/s/ Rui Dong	Director	December 4, 2024
Name: Rui Dong

/s/ Xiaohong Qi	Director	December 4, 2024
Name: Xiaohong Qi

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 4, 2024.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 6-K filed November 7, 2024)
5.1+	Opinion of Ogier, Company’s Cayman Islands counsel, regarding the validity of the shares being registered
5.2+	Opinion of Ortoli Rosenstadt LLP, U.S. counsel to Company, as to the enforceability of the Warrants
10.1	Form of Securities Purchase Agreement dated October 13, 2024 (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 6-K filed October 15, 2024)
10.2	Form of Amendment Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 6-K filed November 6, 2024)
10.3	Form of Ordinary Share Purchase Warrant (incorporated herein by reference to Exhibit 10.2 to the Company’s Form 6-K filed October 15, 2024)
10.4	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Form 6-K filed October 15, 2024)
23.1+	Consent of Marcum Asia CPAs LLP
23.2+	Consent of Friedman LLP
23.4+	Consent of Ogier (included in Exhibit 5.1)
23.5+	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.6+	Consent of Jingtian & Gongcheng
107+	Filing Fee Table

*	Previously filed.
+	Filed herewith.